    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1994
                                                  REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                     SERVICE CORPORATION INTERNATIONAL AND
                                SCI FINANCE LLC
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          TEXAS -- SERVICE CORPORATION
                                 INTERNATIONAL
                            TEXAS -- SCI FINANCE LLC
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                                 (713) 522-5141
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                       74-1488375 -- SERVICE CORPORATION
                                 INTERNATIONAL
                         76-0449139 -- SCI FINANCE LLC
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                            ------------------------
                             JAMES M. SHELGER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SERVICE CORPORATION INTERNATIONAL
                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                                 (713) 522-5141
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                SETH A. KAPLAN, ESQ.                                GERALD S. TANENBAUM, ESQ.
           WACHTELL, LIPTON, ROSEN & KATZ                            CAHILL GORDON & REINDEL
                51 WEST 52ND STREET                                     EIGHTY PINE STREET
              NEW YORK, NEW YORK 10019                               NEW YORK, NEW YORK 10005
                   (212) 403-1000                                         (212) 701-3000

                            ------------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
                                      TIME
AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS DETERMINED BY MARKET
                                  CONDITIONS.
                            ------------------------
     If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or reinvestment plans, check the following box. /X/
                        CALCULATION OF REGISTRATION FEE

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                                                      AMOUNT        PROPOSED MAXIMUM    PROPOSED MINIMUM
               TITLE OF EACH CLASS                     TO BE         OFFERING PRICE    AGGREGATE OFFERING     AMOUNT OF
         OF SECURITIES TO BE REGISTERED          REGISTERED(1)(2)     PER UNIT(3)        PRICE(2)(3)(4)   REGISTRATION FEE
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
 Debt Securities
- -------------------------------------------------
 Preferred Stock
- -------------------------------------------------
 Common Stock Warrants                            {$1,000,000,000         100%           $1,000,000,000       $344,828}
- -------------------------------------------------
 Common Stock(1)
- -------------------------------------------------
 Series C Junior Participating Preferred Stock
   Purchase Rights (currently traded with Common
   Stock)(1)
- -------------------------------------------------
 LLC Preferred Securities
- -------------------------------------------------
 Guarantee of LLC Preferred Securities(5)
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

(1) There are being registered hereunder such presently indeterminate number of shares of Common Stock and Series C Junior Participating Preferred Stock Purchase Rights into which certain series of the Debt Securities, Preferred Stock and LLC Preferred Securities may be converted and for which no separate consideration will be received and for which Common Stock Warrants may be exercised.

(2) In U.S. dollars or the equivalent in foreign currency or currency units.

(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(4) Exclusive of accrued interest or dividends, if any.

(5) No separate consideration will be received for the Guarantee of LLC Preferred Securities.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                   Subject to Completion
                                October 18, 1994
$1,000,000,000
SERVICE CORPORATION INTERNATIONAL
Debt Securities, Common Stock, Preferred Stock and
Common Stock Warrants
SCI FINANCE LLC
LLC Preferred Securities

Service Corporation International (the "Company" or "SCI") may from time to time offer (i) Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) Common Stock, par value $1.00 per share ("Common Stock" or "SCI Common Stock"), along with Series C Junior Participating Preferred Stock Purchase Rights, (iii) Preferred Stock, par value $1.00 per share ("Preferred Stock"), and (iv) Common Stock Warrants. SCI Finance LLC ("SCI Finance") may from time to time offer LLC Preferred Securities in one or more series with the payment of dividends and the payments on liquidation or redemption of the LLC Preferred Securities guaranteed on a subordinated basis by SCI to the extent described herein or in the accompanying Prospectus Supplement. See "Description of the LLC Preferred Securities -- Description of the Guarantee" and "-- Description of the Loans" for a description of various contractual backup undertakings of SCI with respect to the LLC Preferred Securities. The Debt Securities, the Common Stock, along with Series C Junior Participating Preferred Stock Purchase Rights, the Preferred Stock, the Common Stock Warrants and the LLC Preferred Securities are collectively referred to as the "Securities," and will have an aggregate initial offering price of up to $1,000,000,000 (or the equivalent thereof if Debt Securities are denominated in a currency other than U.S. dollars or in currency units). The Securities may be offered as separate series, in amounts, at prices and on terms to be determined at the time of sale.

The accompanying Prospectus Supplement sets forth with regard to the Securities in respect of which this Prospectus is being delivered the terms of such Securities, including, where applicable, (i) in the case of Debt Securities, the specific title (including whether senior, senior subordinated or subordinated and whether or not convertible), aggregate principal amount, denominations (which may be in U.S. dollars, in any other currency or in composite currencies), maturity (which may be fixed or extendible), interest rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any class or classes of stock into which the Debt Securities are convertible and other conversion terms, if any, any covenants or events of default that are in addition to or different from those described herein, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities,
(ii) in the case of Common Stock, the initial public offering price, (iii) in the case of Preferred Stock, the specific title, any dividend, liquidation and other rights, any class or classes of stock into which the Preferred Stock is convertible and other conversion terms, if any, any redemption provisions, any sinking fund provisions, any covenants, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Preferred Stock, (iv) in the case of Common Stock Warrants, the duration, exercise price, initial public offering price and any other terms in connection with the offering and sale of such Common Stock Warrants and (v) in the case of the LLC Preferred Securities, any dividend, conversion and other rights, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such LLC Preferred Securities.

The Company and SCI Finance may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

SEE "CERTAIN INVESTMENT CONSIDERATIONS" FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         , 1994

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AND, IF THE SECURITIES ARE CONVERTIBLE, THE OUTSTANDING CLASS OR CLASSES OF STOCK OF THE COMPANY INTO WHICH THEY ARE CONVERTIBLE, AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY SECURITIES EXCHANGE ON WHICH SUCH SECURITIES MAY BE LISTED, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In this Prospectus, references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information................      3
Incorporation of Certain Documents by
  Reference..........................      4
The Company..........................      5
SCI Finance..........................      5
Certain Investment Considerations....      6
Use of Proceeds......................      6
Description of Debt Securities.......      7
Description of Preferred Stock.......     22
Description of Common Stock
  Warrants...........................     25
Description of the LLC Preferred
  Securities.........................     28
Certain Federal Income Tax
  Considerations Regarding the LLC
  Preferred Securities...............     45
Plan of Distribution.................     49
Legal Matters........................     50
Experts..............................     50

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Additional information regarding the Company, SCI Finance and the Securities is contained in the Registration Statement of which this Prospectus is a part and the exhibits relating thereto (the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Act"). For further information pertaining to the Company, SCI Finance and the Securities reference is made to the Registration Statement, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. This Prospectus and the accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus and the accompanying Prospectus Supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

No separate financial statements of SCI Finance have been included or incorporated by reference herein. SCI Finance and SCI do not consider that such financial statements would be material to holders of the LLC Preferred Securities, because SCI Finance is a newly-organized special purpose entity, has no operating history and no independent operations and is not engaged in any activity other than the issuance of its preferred interests (the "LLC Preferred Shares"), such as the LLC Preferred Securities, and its common interests (the "LLC Common Shares"), and the lending of 99% of the proceeds thereof to SCI International Limited, a wholly-owned subsidiary of SCI ("SCI Limited"), and because SCI will guarantee SCI Finance's obligations under the terms of the LLC Preferred Securities to the extent set forth herein. See "SCI Finance." SCI Finance is a limited liability company organized under the laws of the State of Texas and will be managed by SCI, as manager (sometimes referred to herein as the "Manager"). SCI owns all of the LLC Common Shares, which are nontransferable.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by SCI with the Commission are incorporated herein by reference:

1. SCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended on Form 10-K/A, dated April 5, 1994;

2. SCI's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1994 and June 30, 1994;

3. The Company's Current Report on Form 8-K dated October 18, 1994;

4. Description of the Company's capital stock set forth under the caption
"Item 1. Description of Securities to be Registered -- Capital Stock" in the Form 8, Amendment No. 3, dated September 15, 1982, to the Company's Registration Statement on Form 8-A; and

5. Description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A dated July 26, 1988, as amended by Amendment No. 1 thereto filed under cover of Form 8 and dated May 11, 1990.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Service Corporation International, 1929 Allen Parkway, Houston, Texas 77019, Attention:
James M. Shelger, Senior Vice President, General Counsel and Secretary (Tel.
(713) 522-5141).

                                  THE COMPANY

The Company is the largest publicly-held provider of funeral and cemetery services and products in the world. Giving effect to the recent acquisitions of Great Southern Group plc ("GSG") and Plantsbrook Group plc ("PG"), as of September 30, 1994, the Company owned and operated 1,431 funeral homes, 213 cemeteries (including 92 funeral home and cemetery combinations) and 99 crematoria located in 40 U.S. states, the District of Columbia, Australia, Canada and the United Kingdom.

The Company was incorporated in Texas on July 5, 1962. The Company's principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019, telephone number (713) 522-5141. As used herein, unless the context indicates otherwise, the terms "Company" and "SCI" refer to the Company and its subsidiaries.

                                  SCI FINANCE

SCI Finance is a limited liability company organized under the laws of the State of Texas. The address of SCI Finance's principal executive offices is 1929 Allen Parkway, Houston, Texas 77019. SCI owns all of the LLC Common Shares, which are nontransferable. SCI Finance exists for the sole purpose of issuing LLC Common Shares and LLC Preferred Shares and lending 99% of the proceeds thereof to SCI Limited. The remaining 1% of the proceeds from the issuance of LLC Common Shares and LLC Preferred Shares will be invested by SCI Finance in Eligible Investments (as defined in SCI Finance's Articles of Organization (the "LLC Articles")). See "Use of Proceeds."

                       CERTAIN INVESTMENT CONSIDERATIONS

In evaluating an investment in the Securities, prospective purchasers should carefully consider the following factor, together with (i) other information included in the accompanying Prospectus Supplement (which may include additional factors and may contain information modifying or superseding the factor set forth below), (ii) information included elsewhere in this Prospectus, and (iii) information incorporated herein by reference (which may modify or supersede the factor set forth below).

SECURITIES AND EXCHANGE COMMISSION INVESTIGATION

The staff of the Division of Enforcement of the Commission has advised SCI that it is considering recommending to the Commission that it institute an administrative proceeding pursuant to Section 21C of the Exchange Act seeking cease and desist orders against SCI, R. L. Waltrip, Chairman of the Board and Chief Executive Officer, L. William Heiligbrodt, President and Chief Operating Officer, and Samuel W. Rizzo, Executive Vice President and Chief Financial Officer/Treasurer, for violations of certain reporting and disclosure requirements of the Exchange Act and the regulations promulgated thereunder. The recommendation under consideration by the staff arises out of the informal private investigation previously disclosed by SCI relating to, among other things, the change in SCI's accountants and SCI's Form 8-K dated March 31, 1993, as amended in April 1993, reporting such change. See Items 3 and 9 of SCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1993. The staff has offered SCI and the named individuals the opportunity to make a presentation with respect to the recommendation under consideration.

                                USE OF PROCEEDS

Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to the Company from the sale or sales of the Securities other than LLC Preferred Securities will be used for general corporate purposes. Except as set forth in the Prospectus Supplement accompanying this Prospectus, 99% of the proceeds from any offering of the LLC Preferred Securities will be lent by SCI Finance to SCI Limited (the "Loans"), which will use such proceeds in connection with SCI's foreign acquisition program, and the remaining 1% will be invested by SCI Finance in Eligible Investments.

                         DESCRIPTION OF DEBT SECURITIES

The Debt Securities will constitute either senior, senior subordinated or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt ("Senior Debt Securities"), under a Senior Indenture (the "Senior Debt Indenture") dated as of February 1, 1993, between the Company and The Bank of New York, as trustee; in the case of Debt Securities that will be senior subordinated debt ("Senior Subordinated Debt Securities"), under a Senior Subordinated Indenture (the "Senior Subordinated Debt Indenture")
dated as of                , 1994 between the Company and Texas Commerce Bank
National Association ("Texas Commerce Bank"), as trustee; and, in the case of Debt Securities that will be subordinated debt ("Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities, the "Subordinated Securities") under a Subordinated Indenture (the "Subordinated Debt Indenture" and, together with the Senior Subordinated Debt Indenture, the "Subordinated Indentures") dated as of September 1, 1991 between the Company and Texas Commerce Bank, as trustee. The Senior Debt Indenture, the Senior Subordinated Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Each of The Bank of New York and Texas Commerce Bank (and any successors thereto as trustees under the respective Indentures) is hereinafter referred to as the "Trustee" with respect to the Indenture under which it acts as Trustee. The Indentures are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain capitalized terms used herein but not otherwise defined herein. Whenever defined terms of the applicable Indenture are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for certain covenants of the Company, events of default and provisions relating to subordination and conversion.

The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement will be described therein.

PROVISIONS APPLICABLE TO SENIOR, SENIOR SUBORDINATED AND SUBORDINATED DEBT SECURITIES

General. The Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company and may be issued from time to time in one or more series. The Indentures will not limit the amount of Debt Securities, Senior Indebtedness, debentures, notes or other types of indebtedness that may be issued by the Company or any of its Subsidiaries nor will they restrict transactions between the Company and its Affiliates, the payment of dividends or the making of investments by the Company or the transfer of assets by the Company to its Subsidiaries. The Company currently conducts substantially all its operations through Subsidiaries. Consequently, the rights of the Company to receive assets of any Subsidiary (and thus the ability of holders of Debt Securities to benefit indirectly from such assets) are subject to the prior claims of creditors of that Subsidiary. Other than as may be set forth in any Prospectus Supplement, the Indentures and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of a highly leveraged transaction by the Company. As of June 30, 1994, the Company had outstanding approximately $714 million of secured debt or Senior Indebtedness (including approximately $34 million principal amount of guarantees) and approximately $471 million of unsecured subordinated debt.

Reference is made to the Prospectus Supplement relating to any Debt Securities for the following terms of and information relating to such Debt Securities (to the extent such terms are applicable thereto): (i) the title of such Debt Securities; (ii) classification as Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities, aggregate principal amount, purchase price and denomination; (iii) whether such Debt Securities that constitute Senior Subordinated Debt Securities or Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) the date or dates on which such Debt Securities will mature; (v) the method by which amounts payable in respect of principal of or premium, if any, or interest, if any, on or upon the redemption of such Debt Securities may be calculated; (vi) the interest rate or rates (or the method by which such will be determined), and the dates from which such interest, if any, will accrue; (vii) the date or dates on which any such interest will be payable;
(viii) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Debt Securities will be payable and the place or places where such Debt Securities may be presented for transfer and, if applicable, conversion; (ix) the obligations, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof or the right, if any, of the Company to redeem, repay or purchase such Debt Securities at its option and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation or right (including the form or method of payment thereof if other than cash); (x) any terms applicable to such Debt Securities issued at an original issue discount below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount shall accrue; (xi) any index used to determine the amount of payments of principal of and any premium and interest on such Debt Securities; (xii) any special United States federal income tax consequences; and
(xiii) any other specified terms of such Debt Securities, including any additional or different events of default or remedies or any additional covenants provided with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in any Prospectus Supplement, the Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

The Indentures and the Debt Securities will be governed by Texas law.

Global Securities. The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to the nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities of the series represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

Payments of principal of and premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominees will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any paying agent nor the registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a Global Security representing any such Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to a physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

Consolidation, Merger, Sale. Each Indenture provides that the Company may consolidate or merge with or into any other corporation, and may sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets to any other corporation authorized to acquire and operate the same, provided that in any such case (i) immediately after such transaction the Company or such other corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, will not be in default in the performance or observance of any of the terms, covenants and conditions in the Indenture to be kept or performed by the Company, (ii) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale, lease exchange or other disposition shall have been made, shall be a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia, and (iii) the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or the corporation which shall have acquired or leased such property and assets, shall assume, by a supplemental indenture, the Company's obligations under such Indenture. In case of any such consolidation, merger, sale, lease, exchange or other disposition and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in such Indenture as the Company and subject to the conditions set forth in the Indenture, and the Company shall be relieved of any further obligation under such Indenture and any Debt Securities issued thereunder.

Discharge and Defeasance. The Company may discharge or defease its obligations with respect to each series of Debt Securities as set forth below.

The Company may discharge all of its obligations (except those set forth below) to holders of any series of Debt Securities issued under any Indenture, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments thereon when due.

Unless otherwise provided in the applicable Prospectus Supplement, the Company may also discharge at any time all of its obligations (except those set forth below) to holders of any series of Debt Securities issued under any Indenture (other than convertible Debt Securities) ("defeasance") if, among other things:
(i) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay the principal of and premium, if any, and interest, if any, on all outstanding Debt Securities of such series when due and to make any mandatory sinking fund payments thereon when due, and such funds have been so deposited for 91 days; (ii) such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which the Company is a party or by which it is bound; and (iii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and that such defeasance will not otherwise alter the United States federal income tax treatment of principal and interest payments on such series of Debt Securities. Such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the Debt Securities of such series, since such a result would not occur under current tax law.

In the event of such discharge and defeasance of a series of Debt Securities, the holders thereof would be entitled to look only to such trust funds for payment of the principal of and any premium and interest on such Debt Securities.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of Debt Securities: (i) rights of registration of transfer and exchange of Debt Securities of such series; (ii) rights of substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities of such series; (iii) rights of holders of Debt Securities of such series to receive payments of principal thereof and interest, if any, thereon when due and to receive mandatory sinking fund payments, if any, thereon when due from the trust funds held by the Trustee; (iv) the rights, obligations, duties and immunities of the Trustee; (v) the rights of holders of Debt Securities of such series as beneficiaries with respect to property deposited with the Trustee payable to all or any of them;
(vi) the obligations of the Company to maintain an office or agency in respect of Debt Securities of such series; and (vii) if applicable, the obligations of the Company with respect to the conversion of Debt Securities of such series into Common Stock.

Modification of the Indenture. Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities to (i) evidence the assumption by a successor corporation of the obligations of the Company under such Indenture, (ii) add covenants or new events of default for the protection of the holders of such Debt Securities, (iii) cure any ambiguity or correct any inconsistency in the Indenture, (iv) establish the form and terms of any series of Debt Securities and to provide for adjustment of conversion rights, (v) evidence the acceptance of appointment by a successor trustee, (vi) amend the Indenture in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of Debt Securities issued thereunder or
(vii) in the case of Senior Debt Securities, secure such Debt Securities.

Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities then Outstanding of each series affected by such supplemental Indenture, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of such series; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (i) extend the stated maturity of the principal of any Debt Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase thereof, reduce the portion of the principal amount of any Original Issue Discount Security payable upon acceleration or provable in bankruptcy, change the coin or currency in which principal and interest, if any, are payable, impair or affect the right to institute suit for the enforcement of any payment, repayment or purchase thereof or, if applicable, adversely affect the right to convert Debt Securities, any right of repayment at the option of the holder or (solely with respect to the Senior Subordinated Debt Indenture) change, amend or modify the subordination provisions of such Indenture or any of the definitions used in the subordination provisions of such Indenture or consent to the departure from any of the terms of the subordination provisions of such Indenture in each case in any manner that would adversely affect the holders of any of the Senior Subordinated Debt Securities issued thereunder or
(ii) reduce the percentage in aggregate principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification.

The Senior Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities, and the Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities, in each case without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

Each of the Indentures provides that the term "Original Issue Discount Security" means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture.

In each of the Indentures, the definition of the term "Outstanding," with reference to Debt Securities, provides that in determining whether the holders of the requisite aggregate principal amount of Outstanding Debt Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the portion of the principal amount thereof that would be due and payable as of the date of such determination (as certified by the Company to the Trustee) upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

General. Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal, premium, if any, and interest, if any, with each other series and with all other Senior Indebtedness of the Company.

Events of Default. Unless otherwise specified in the Prospectus Supplement, an Event of Default is defined under the Senior Debt Indenture with respect to the Senior Debt Securities of any series issued thereunder as being any one or more of the following events:

(i) default in the payment of any installment of interest upon any of the Senior Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(ii) default in the payment of the principal of any of the Senior Debt Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(iii) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Senior Debt Securities of such series, as and when such obligation shall become due and payable; or

(iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Senior Debt Securities of such series or in the Senior Debt Indenture continued for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered or certified mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Senior Debt Securities of such series then Outstanding; or

(v) without the consent of the Company a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days; or

(vi) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to, reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code; or

(vii) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (other than Non-Recourse Indebtedness), whether such Indebtedness exists on the date of the Senior Debt Indenture or shall thereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $5,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Senior Debt Securities of such series then Outstanding, a written notice specifying each such default and requiring the Company to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Senior Debt Indenture; or

(viii) any other Event of Default provided with respect to the Senior Debt Securities of such series.

If an Event of Default with respect to Senior Debt Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Senior Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Senior Debt Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Senior Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Senior Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Senior Debt Indenture or in the Senior Debt Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Senior Debt Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Senior Debt Securities of such series and the principal of any and all Senior Debt Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Senior Debt Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Senior Debt Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Senior Debt Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with the Senior Debt Indenture or provision deemed by the Trustee to be adequate shall have been made therefor -- then and in every such case the holders of a majority in aggregate principal amount of the Senior Debt Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in clause (v) or (vi) above occurs, the unpaid principal amount (or, if the Senior Debt Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of each such series) and accrued interest on all Senior Debt Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder. If the Trustee shall have proceeded to enforce any right under the Senior Debt Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights under the Senior Debt Indenture, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken. Except with respect to an Event of Default pursuant to clause (i), (ii) or (iii) above, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, a Paying Agent or any Securityholder.

The Senior Debt Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Debt Indenture at the request or direction of any of the holders of Senior Debt Securities issued under the Senior Debt Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity.

No holder of any Senior Debt Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of the Senior Debt Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Senior Debt Indenture or the Senior Debt Securities or for the appointment of a receiver or trustee or similar official, or for any other remedy under the Senior Debt Indenture or under the Senior Debt Securities, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, and unless the holders of not less than 25 percent in aggregate principal amount of the Senior Debt Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. Notwithstanding any other provisions in the Senior Debt Indenture, however, the right of any holder of any Senior Debt Security to receive payment of the principal of and interest, if any, on such Senior Debt Security, on or after the respective due dates expressed in such Senior Debt Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

The holders of at least a majority in aggregate principal amount of the Senior Debt Securities of any series then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series; provided, however, that (subject to certain exceptions) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The holders of 66 2/3% in aggregate principal amount of the Senior Debt Securities of any series then Outstanding may on behalf of the holders of all of the Senior Debt Securities of such series waive any past default or Event of Default and its consequences except a default in the payment of interest, if any, on, or the principal of, the Senior Debt Securities of such series. Upon any such waiver the Company, the Trustee and the holders of the Senior Debt Securities of such series shall be restored to their former positions and rights under the Senior Debt Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted, said default or Event of Default shall for all purposes of the Senior Debt Securities and the Senior Debt Indenture be deemed to have been cured and to be not continuing.

The Trustee shall, within 90 days after the occurrence of a default, with respect to Senior Debt Securities of any series then Outstanding, mail to all holders of Senior Debt Securities of such series, as the names and the addresses of such holders appear upon the Senior Debt Securities register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of these provisions being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) of "-- Provisions Applicable Solely to Senior Debt Securities -- Events of Default" above, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (iv) or (vii) but in the case of any default of the character specified in said clause (iv) or (vii) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iv) or
(vii), as the case may be); provided, however, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Senior Debt Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders.

The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Debt Indenture.

Limitation on Liens. The Company may not, nor may any Subsidiary, mortgage, pledge, encumber or subject to any lien or security interest to secure any obligation of the Company or any obligation of any Subsidiary (other than obligations owing to the Company or a wholly-owned Subsidiary) any assets, whether owned as of the date the Senior Debt Indenture was executed or thereafter acquired, without effectively providing that the Senior Debt Securities shall be secured equally and ratably with (or prior to) such obligation, unless, after given effect thereto, the aggregate amount of all such secured debt of the Company and its Subsidiaries (excluding secured Indebtedness existing as of the date the Senior Debt Indenture was executed and any extensions, renewals or refundings thereof that do not increase the principal amount of Indebtedness so extended, renewed or refunded and excluding secured Indebtedness incurred pursuant to clauses (a), (b), (c) and (d) set forth below) would not exceed 10% of Consolidated Net Worth of the Company and its Subsidiaries; provided, however, that this restriction will not prevent the Company or any Subsidiary: (a) from acquiring and retaining property subject to mortgages, pledges, encumbrances, liens or security interests existing thereon at the date of acquisition thereof, or from creating within one year of such acquisition mortgages, pledges, encumbrances or liens upon property acquired by it after the date of the Senior Debt Indenture, as security for purchase money obligations incurred by it in connection with the acquisition of such property, whether payable to the person from whom such property is acquired or otherwise;
(b) from mortgaging, pledging, encumbering or subjecting to any lien or security interest Current Assets to secure Current Liabilities; (c) from extending, renewing or refunding any Indebtedness secured by a mortgage, pledge, encumbrance, lien or security interest on the same property theretofore subject thereto, provided that the principal amount of such Indebtedness so extended, renewed or refunded shall not be increased; or (d) from securing the payment of workmen's compensation or insurance premiums or from making good faith pledges or deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request of the United States Government or any agency thereof, or pledges or deposits for similar purposes in the ordinary course of business.

"Consolidated Net Worth" means, at any date, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company (including preferred stock), plus (or minus in the case of a deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles.

"Current Assets" of any Person includes all assets of such Person which would be classified as current assets in accordance with generally accepted accounting principles.

"Current Liabilities" of any Person includes all liabilities of such Person which would be classified as current liabilities in accordance with generally accepted accounting principles.

Limitation on Sale and Leaseback Transactions. Neither the Company nor any Subsidiary will enter into any transaction with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to the Company or a Subsidiary of any real property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such real property by the lessee will be discontinued) which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either: (1) such transaction is the substantial equivalent of a mortgage, pledge, encumbrance, lien or security interest which the Company or any Subsidiary would have been permitted to create under the "Limitation on Liens" covenant without equally and ratably securing the Senior Debt Securities, or (2) the Company within 120 days after such transaction applied (and in any such case the Company covenants that it will so apply) an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such transaction or (ii) the fair value of the real property so leased at the time of entering into such transaction (as determined by the Board of Directors), to the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by: (a) the principal amount of any Senior Debt Securities (for this purpose if the Senior Debt Securities of that series are Original Issue Discount Securities, the principal amount of the Outstanding Senior Debt Securities of that series shall be computed and adjusted as may be specified in the terms of that series) delivered within 120 days after such sale to the Trustee for retirement and cancellation and (b) the principal amount of Funded Debt, other than Senior Debt Securities, voluntarily retired by the Company within 120 days after such sale; provided that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

"Funded Debt" means Indebtedness for money borrowed which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Indebtedness.

PROVISION APPLICABLE SOLELY TO SENIOR SUBORDINATED DEBT SECURITIES

Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or suffer to exist Indebtedness that is or purports to be, pursuant to its terms or the terms of any agreement relating thereto, senior in right of payment to the Senior Subordinated Debt Securities and subordinate or junior in right of payment to any other Indebtedness of the Company, provided that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest.

PROVISIONS APPLICABLE SOLELY TO SENIOR SUBORDINATED AND SUBORDINATED DEBT SECURITIES

Events of Default. Unless otherwise specified in the Prospectus Supplement, an Event of Default is defined under each of the Subordinated Indentures with respect to the Subordinated Securities of any series issued under such Indenture as being as one or more of the following events:

(i) default in the payment of any installment of interest upon any of the Subordinated Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(ii) default in the payment of the principal of any of the Subordinated Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(iii) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Subordinated Securities of such series, as and when such obligation shall become due and payable; or

(iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Subordinated Securities of such series or in the Subordinated Indenture applicable to such series continued for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Subordinated Securities of such series issued under the applicable Subordinated Indenture then Outstanding; or

(v) without the consent of the Company a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance or any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days; or

(vi) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code; or

(vii) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, whether such Indebtedness exists on the date of such Subordinated Indenture or shall thereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instrument, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $5,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding, a written notice specifying each such default and requiring the Company to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the applicable Subordinated Indenture; or

(viii) any other Event of Default provided with respect to the Subordinated Securities of such series under the applicable Subordinated Indenture.

If an Event of Default with respect to Subordinated Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Subordinated Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Subordinated Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Subordinated Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the applicable Subordinated Indenture or in the Subordinated Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Subordinated Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Subordinated Securities of such series and the principal of any and all Subordinated Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Subordinated Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, its agents, attorneys and counsel, and any and all defaults under the applicable Subordinated Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Subordinated Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with the applicable Subordinated Indenture or provision deemed by the Trustee to be adequate shall have been made therefor -- then and in every such case the holders of a majority in aggregate principal amount of the Subordinated Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in clause (v) or (vi) above occurs, the unpaid principal amount (or, if the Subordinated Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of each such series) and accrued interest on all Subordinated Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder. If the Trustee shall have proceeded to enforce any right under the applicable Subordinated Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights under the applicable Subordinated Indenture, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken. Except with respect to an Event of Default pursuant to clause (i),
(ii) or (iii) above, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, a Paying Agent or any Securityholder.

Each of the Subordinated Indentures provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under such Subordinated Indenture at the request or direction of any of the holders or Subordinated Securities issued under the such Subordinated Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity.

No holder of any Subordinated Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of the applicable Subordinated Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to such Subordinated Indenture or the Subordinated Securities issued under such Subordinated Indenture or for the appointment of a receiver or trustee or similar official, or for any other remedy under such Subordinated Indenture or thereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided in such Subordinated Indenture, and unless the holders of not less than 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under such Subordinated Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. Notwithstanding any other provisions in the applicable Subordinated Indenture, but subject to the subordination provisions of the applicable Subordinated Indenture, the right of any holder of any Subordinated Security to receive payment of the principal of and interest, if any, on such Subordinated Security, on or after the respective due dates expressed in such Subordinated Security, or, if applicable, to convert such Subordinated Security as provided in the applicable Subordinated Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates or for the enforcement of any such right to convert shall not be impaired or affected without the consent of such holder.

The holders of a majority in aggregate principal amount of the Subordinated Securities of any series then Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Subordinated Securities of such series; provided, however, that (subject to certain exceptions) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series then Outstanding may on behalf of the holders of all of the Subordinated Securities of such series waive any past default or Event of Default under the applicable Subordinated Indenture and its consequences except a default in the payment of interest, if any, on, or the principal of, the Subordinated Securities of such series. Upon any such waiver the Company, the Trustee and the holders of the Subordinated Securities of such series shall be restored to their former positions and rights under the applicable Subordinated Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted, said default or Event of Default shall for all purposes of the applicable Subordinated Securities and the applicable Subordinated Indenture be deemed to have been cured and to be not continuing.

The Trustee shall, within 90 days after the occurrence of a default, with respect to Subordinated Securities of any series then Outstanding, mail to all holders of Subordinated Securities of such series, as the names and the addresses of such holders appear upon the applicable Subordinated Security register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of these provisions being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi),
(vii) and (viii) of " -- Provisions Applicable Solely to Senior Subordinated and Subordinated Debt Securities -- Events of Default" above, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (iv) or (vii) but in the case of any default of the character specified in said clause (iv) or (vii) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iv) or (vii), as the case may be); provided, however, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Subordinated Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders.

The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Subordinated Indenture.

Subordination. The Subordinated Securities will be subordinate and junior in right to payment, to the extent set forth in the applicable Subordinated Indenture, to all Senior Indebtedness (as defined below for each of the Subordinated Indentures) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of the applicable Subordinated Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Securities or otherwise made in capital stock of the Company.

"Senior Indebtedness" is defined in the Senior Subordinated Debt Indenture as Indebtedness of the Company outstanding at any time except (a) any Indebtedness of the Company that pursuant to its terms or the terms of any agreement relating thereto or by operation of law is subordinate or junior in right of payment to any other Indebtedness of the Company, provided that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest, (b) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Senior Subordinated Debt Securities, (c) the Senior Subordinated Debt Securities, (d) the Company's subordinated indebtedness existing on the date of the Senior Subordinated Debt Indenture, (e) any Indebtedness of the Company to a wholly-owned Subsidiary of the Company, (f) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (g) trade accounts payable.

"Senior Indebtedness" is defined in the Subordinated Debt Indenture as Indebtedness of the Company outstanding at any time except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities, (b) the Subordinated Debt Securities, (c) the Company's subordinated indebtedness existing on the date of the Subordinated Debt Indenture, (d) any Indebtedness of the Company to a wholly owned Subsidiary of the Company, (e) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (f) trade accounts payable.

"Indebtedness" is defined in each Subordinated Indenture as, with respect to any Person, (a)(i) the principal of and premium and interest, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of such Subordinated Indenture or is thereafter created, assumed or incurred, (ii) the principal of and premium and interest, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets and
(iii) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect, (b) any other indebtedness of such Person, including any indebtedness representing the deferred and unpaid balance of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of such Subordinated Indenture or is thereafter created, assumed or incurred by such Person and (c) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) or (b) above.

If (i) without the consent of the Company a court having jurisdiction shall enter (A) an order for relief with respect to the Company under the United States federal bankruptcy laws, (B) a judgment, order or decree adjudging the Company as bankrupt or insolvent or (C) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal bankruptcy laws or state insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under the United States federal bankruptcy laws or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the applicable Subordinated Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the applicable Subordinated Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Securities, together with the holders of any obligations of the Company ranking on a parity with the Subordinated Securities issued under the applicable Subordinated Indenture, will be entitled to be repaid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of or any premium or any interest on the Subordinated Securities issued under the applicable Subordinated Indenture and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Securities issued under the applicable Subordinated Indenture and such other obligations. If, notwithstanding the foregoing, any payment or distribution on the Subordinated Securities issued under the applicable Subordinated Indenture of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities issued under the applicable Subordinated Indenture, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment), shall be received by the Trustee or any holder of any Subordinated Securities issued under the applicable Subordinated Indenture in contravention of any of the terms of the applicable Subordinated Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is irrevocably authorized to endorse or assign the same.

Each of the Subordinated Indentures will provide that Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Securities of each series shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to such Senior Indebtedness until the indebtedness evidenced by the Subordinated Securities of such series shall have been paid in full, and such payments or distributions received by such holders, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness with respect to such Series, shall, as between the Company and its creditors other than the holders of such Senior Indebtedness, on the one hand, and such holders, on the other hand, be deemed to be a payment by the Company on account of such Senior Indebtedness, and not on account of the Subordinated Securities of such series.

By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the Subordinated Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Securities.

Conversion. Each of the Subordinated Indentures will provide that a series of Subordinated Securities may be convertible into Common Stock (or cash in lieu thereof). The following provisions will apply to Debt Securities that are convertible Subordinated Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities.

The holder of any convertible Subordinated Securities will have the right exercisable at any time prior to maturity, subject to prior redemption by the Company, to convert such Subordinated Securities into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment. The holder of convertible Subordinated Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof.

In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the applicable Subordinated Indenture. Such events include issuance of shares of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; redemption of the preferred share purchase rights associated with the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the applicable Subordinated Indenture); and the distribution to substantially all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company has been advised by its counsel that certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Securities issued under the applicable Subordinated Indenture or holders of Common Stock which would be taxable pursuant to Treasury Regulations issued under Section 305 of the Internal Revenue Code of 1986. The amount of any such taxable constructive distribution will be the fair market value of the Common Stock that is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Securities surrendered for conversion between the record date for an interest payment and the interest payment date (except convertible Subordinated Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

In the case of any consolidation or merger of the Company (with certain exceptions) or any sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company, the holder of convertible Subordinated Securities, after the consolidation, merger, sale, lease, exchange or other disposition, will have the right to convert such convertible Subordinated Securities into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon or in connection with such consolidation, merger, sale, lease, exchange or other disposition, if the holder had held the Common Stock issuable upon conversion of such convertible Subordinated Securities issued under the applicable Subordinated Indenture immediately prior to such consolidation, merger, sale, lease, exchange or other disposition.

CONCERNING THE TRUSTEES

Each of the Trustees is a depositary for funds of, makes loans to and performs other services for the Company in the normal course of business.

In addition to serving as Trustee under the Senior Subordinated Indenture and the Subordinated Indenture, Texas Commerce Bank also serves as Trustee under (i) the Debenture Indenture (the "Debenture Indenture") dated as of June 15, 1992, between the Company and Texas Commerce Bank, as trustee, and (ii) the Guarantees of Notes of Subsidiaries Indenture (the "Guarantees Indenture") dated as of May 1, 1970, between the Company and Texas Commerce Bank, as trustee. Debt of the Company issued pursuant to the Debenture Indenture and the Guarantees Indenture constitutes Senior Indebtedness. As of June 30, 1994, the Company had outstanding approximately $26 million principal amount of Senior Indebtedness issued pursuant to the Debenture Indenture and approximately $34 million principal amount of guarantees issued pursuant to the Guarantees Indenture.

Pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), a trustee under an indenture may be deemed to have a conflicting interest, and may, under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such indenture, if the securities issued under such indenture are in default (as such term is defined in such indenture) and the trustee is the trustee under another indenture under which any other securities of the same obligor are outstanding, subject to certain exceptions set forth in the Trust Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the indenture from which the trustee has resigned.

Pursuant to the Trust Indenture Act, Texas Commerce Bank, as trustee under the Senior Subordinated Indenture, the Subordinated Indenture, the Debenture Indenture and the Guarantees Indenture, could be required to resign as trustee under one or more of such indentures should a default occur under one or more of such indentures. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner provided in the applicable indenture or indentures.

                         DESCRIPTION OF PREFERRED STOCK

Under SCI's Restated Articles of Incorporation, as amended (the "Articles"), SCI has the authority to issue 1,000,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock"). The Preferred Stock may be divided into such amounts and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences among each series of Preferred Stock shall be such as are provided in any resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (each such resolution, a "Directors' Resolution"). The Board of Directors is authorized to fix and determine such variations and the relative rights and preferences as between series as shall be stated in a Directors' Resolution. The preemptive rights of shareholders of Preferred Stock to acquire authorized but unissued shares, or to acquire treasury shares, is expressly denied. There are no shares of any series of SCI Preferred Stock currently outstanding. However, in connection with the adoption of the Company's shareholders' rights plans the Company has designated and reserved for issuance upon exercise of rights granted to its shareholders 600,000 shares of Series C Junior Participating Preferred Stock.

The Preferred Stock may be issued or sold to such persons and for such consideration as may be determined from time to time by the Board of Directors and, whether or not convertible into Common Stock, need not first be offered to the holders of Common Stock, and when issued such shares of Preferred Stock shall be considered fully paid and non-assessable.

The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject, and are qualified in their entirety by reference, with respect to any particular series of Preferred Stock, to the description of the terms thereof included in the applicable Prospectus Supplement and to the applicable provisions of the Articles and the Company's Bylaws (the "Bylaws"). The accompanying Prospectus Supplement with respect to any series of Preferred Stock will set forth the following terms:

(a) The designation of such series;

(b) The number of shares constituting such series;

(c) The rate of dividends;

(d) The price at and the terms and conditions on which shares of such series may be redeemed;

(e) The amount payable upon shares of such series in the event of involuntary liquidation;

(f) The amount payable upon shares of each series in the event of voluntary liquidation;

(g) Sinking fund provisions for the redemption or purchase of such series;

(h) The terms and conditions on which shares of such series may be converted;
and

(i) Any special rights of the shares of such series (and the accompanying Prospectus Supplement may state that any of the terms set forth herein is inapplicable to such series).

DIVIDENDS

The Preferred Stock of each series will be entitled to receive dividends, when and as declared by the Board of Directors, at the rate and on such other terms and conditions as may be fixed for such series, in preference to dividends on the Common Stock or on other shares of capital stock of the Company ranking junior to the Preferred Stock as to dividends ("Junior Stock").

DIVIDEND PREFERENCE

Subject to such further conditions or restrictions as may be imposed in any Directors' Resolution, so long as any shares of Preferred Stock are outstanding, the Company will not declare or pay any dividend, in cash or stock or otherwise (other than dividends payable in shares of Junior Stock), on any shares of Junior Stock or make any distribution upon or purchase or redeem or otherwise acquire for a valuable consideration any shares of Junior Stock (a) unless all dividends for Preferred Stock for all past dividend periods will have been paid or declared and a sum sufficient for the payment thereof set apart for payment and be in the process of payment, and the full dividend thereon for the current dividend period will have been paid or declared, and (b) unless, as to each series of the Preferred Stock for which a sinking fund will have been provided, the Company will have retired the number of shares of Preferred Stock of such series required to have been retired for the sinking fund or otherwise will have met the obligations of said sinking fund.

REDEMPTION

Subject to such further conditions or restrictions as may be imposed in any Directors' Resolution, the shares of any series of Preferred Stock will be subject to redemption in whole or in part at the applicable redemption price as provided for such series on the terms and conditions and upon notice as set forth in the applicable Prospectus Supplement.

Notice of any such redemption will be given to each holder of shares being called, either personally or by mail, not less than 20 nor more than 50 days before the date fixed for redemption. If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address as it appears on the stock transfer book of the Company, with postage thereon prepaid.

If less than all outstanding shares of the series are to be redeemed, the shares to be redeemed will be selected for redemption ratably or by lot in such manner as may be prescribed by resolution of the Board of Directors. The notice of redemption will set forth the designation of the series of which the shares to be redeemed constitute a part, the date fixed for redemption, the redemption price, the place at which the shareholders may obtain payment of the redemption price upon the surrender of their respective share certificates and will include a statement with respect to the existence of any right of conversion with respect to the shares to be redeemed and the period within which such right may be exercised.

The Company may, on or prior to the date fixed for redemption of any shares of Preferred Stock, deposit with any bank or trust company in Texas, or any bank or trust company in the United States, duly appointed and acting as transfer agent for the Company, as a trust fund, a sum sufficient to redeem shares called for redemption with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of the shares as evidenced by a list of holders, the redemption price upon the surrender of their respective share certificates. Thereafter, from and after the date fixed for redemption, such shares will be redeemed and dividends thereon will cease to accrue after such date fixed for redemption. Such deposit will be deemed to constitute full payment of such shares to their holders. Thereafter, such shares will no longer be deemed to be outstanding, and the holders thereof will cease to be shareholders with respect to such shares, and will have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares without interest, upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist. In case the holders of such shares will not, within six years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company will upon demand pay over to the Company the balance of such amounts so deposited to be held in trust in such bank or trust company and such trust company thereupon will be relieved of all responsibility to the holders thereof.

Any shares of Preferred Stock which are redeemed or purchased by the Company and cancelled will be restored to the status of authorized but unissued shares and may be reissued as shares of another series.

VOTING

The holders of the Preferred Stock together with the holders of the Common Stock, all voting as one class, will possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles. In the exercise of its voting power, the Preferred Stock will be entitled to one vote for each share held.

SPECIAL DIRECTORS

Whenever, at any time or times, dividends payable on any series of Preferred Stock are in arrears in an aggregate amount equivalent as to such series to six full dividends, there will be vested in the holders of shares of all outstanding Preferred Stock, voting as one class and with one vote for each share, the right to elect two directors of the Company. Such right of the holders of Preferred Stock to vote for the election of two directors may be exercised at any annual meeting or at any special meeting called for such purpose, or at any adjournment thereof, until all arrearages and dividends on the outstanding shares of Preferred Stock have been paid in full or declared and funds sufficient for the payment thereof deposited in trust, and when so paid or provided for, then such right will cease. So long as such right to vote continues, the Secretary of the Company may call, and upon written request of the holders of record of ten per cent or more of the outstanding Preferred Stock, addressed to the Secretary at the principal office of the Company, will call a special meeting of the holders of Preferred Stock for the election of such two directors. Such meeting will be held within 50 days after delivery of such request to such Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meeting of its shareholders. If at any such meeting or any adjournment thereof the holders of at least a majority of the then outstanding shares of Preferred Stock then entitled to vote in such election are present or represented by proxy, then, by vote of the holders of at least a majority of all such shares of Preferred Stock present or represented in such meeting, the then authorized number of directors of the Company will be increased by two and the holders of such shares of Preferred Stock will be entitled to elect such two additional directors. Directors so elected will serve until the next annual meeting or until their successors are elected and will qualify; provided, however, that whenever all arrearages and dividends on all outstanding shares of Preferred Stock have been paid or declared and funds sufficient for the payment thereof deposited in trust, the term of the office of the persons so elected as directors will forthwith terminate, and the number of the whole Board of Directors of the Company will be reduced accordingly. In case of any vacancy occurring among the directors so elected, the remaining director who has been so elected may appoint a successor to hold office for the unexpired term of the director whose place is vacant. If both directors so elected by the holders of the Preferred Stock cease to serve as directors before their term expires, the holders of Preferred Stock then outstanding may, at a special meeting of such holders called as provided in the Articles, elect successors to hold office for the unexpired terms of the directors whose places are vacant. In any vote for directors as provided in the Articles, each share of Preferred Stock will be entitled to vote.

APPROVAL OF CHANGES

The Company will not, without the approval (by vote at a meeting or by consent in writing) of the holders of at least two-thirds of the outstanding shares of Preferred Stock and subject to the provisions in the Articles with respect to certain additional supermajority voting requirements:

(i) Amend or repeal any provision of, or add any provision to the Articles or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock; or

(ii) Authorize or create shares of any class of stock having any preference or priority as to dividends, assets or other characteristics superior to the Preferred Stock, or authorize or create shares of stock of any class or any bonds, indentures, notes or other obligations convertible into or exchangeable for or having option or rights to purchase, any shares of stock having any such preference or priority; or

(iii) Reclassify any Junior Stock into Preferred Stock or into shares having any preference or priority as to dividends, assets or any other characteristics superior to the Preferred Stock; or

(iv) Increase the aggregate number of authorized shares of Preferred Stock or create a new class of shares having rights and preferences equal to the shares of Preferred Stock.

LIQUIDATION PREFERENCE

In the event of any liquidation, dissolution or winding up of the Company, the Preferred Stock of each series shall be entitled to payment of such amount or amounts in preference to any payment on Junior Stock as shall be provided in the Directors' Resolution providing for the issuance of such shares of Preferred Stock. In any such event, if the assets available for distribution shall be insufficient to permit payment of the full preferential amount to all holders of Preferred Stock, then distribution shall be made ratably among such holders according to the amount due to each.

                      DESCRIPTION OF COMMON STOCK WARRANTS

The Company may issue warrants (which may be titled either "options" or "warrants") for the purchase of Common Stock (the "Common Stock Warrants"). The Common Stock Warrants may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Common Stock Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Common Stock Warrant Certificates or beneficial owners of Common Stock Warrants. The form of Warrant Agreement, including the form of Common Stock Warrant Certificate representing the Common Stock Warrants, is filed as an exhibit to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the form of Warrant Agreement and Common Stock Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Common Stock Warrant Certificate.

GENERAL

Reference is made to the accompanying Prospectus Supplement relating to the Common Stock Warrants for the following terms of the Common Stock Warrants:

(i) the offering price;

(ii) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise;

(iii) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); and

(iv) any other terms of such Common Stock Warrants (and the accompanying Prospectus Supplement may state that any of the terms set forth herein is inapplicable to such series).

Common Stock Warrants for the purchase of Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration or transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants, holders of such Common Stock Warrants will not have any rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF COMMON STOCK WARRANTS

Each Common Stock Warrant will entitle the holder thereof to purchase such shares of Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Common Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company) unexercised Common Stock Warrants will become void.

Common Stock Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Common Stock Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Common Stock Warrant Certificate evidencing such Common Stock Warrants. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

The Warrant Agreement for a series of Common Stock Warrants may be amended or supplemented without the consent of the holders of the Common Stock Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Common Stock Warrants and that do not adversely affect the interests of the holders of the Common Stock Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above). In the event that the Company shall distribute any rights or warrants to acquire capital stock pursuant to clause (iv) above (the "Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Company may, in lieu of making any adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required pursuant to clause (iv) above.

No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of the Company's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                  DESCRIPTION OF THE LLC PREFERRED SECURITIES

The following is a summary of certain terms and provisions of the LLC Preferred Securities offered hereby. Reference is made to the LLC Articles, the Regulations of SCI Finance (the "LLC Regulations") and the amendment to the LLC Regulations adopted or to be adopted by the Manager establishing the rights, preferences, privileges, limitations and restrictions relating to the LLC Preferred Securities (the "Declaration"). The summaries set forth below and in the accompanying Prospectus Supplement address the material terms of the LLC Preferred Securities of any particular series but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the LLC Articles, the LLC Regulations and the Declaration. Capitalized terms used in the summaries below and not otherwise defined herein have the respective meanings set forth in the LLC Articles, the LLC Regulations and the Declaration.

GENERAL

SCI Finance is authorized to issue up to 7,000,000 LLC Preferred Shares, in one or more series or classes, with such dividend rights, liquidation preferences per share, redemption provisions, voting rights, conversion or exchange rights and other rights, preferences, privileges, limitations and restrictions as are set forth in the LLC Articles, the LLC Regulations and the Declaration adopted or to be adopted by the Manager. All of the LLC Preferred Shares which may be issued in one or more series or classes, including the LLC Preferred Securities, will rank pari passu with each other with respect to participation in profits and assets. The LLC Articles and the LLC Regulations as currently in effect do not permit the issuance of any preference interests ranking, as to participation in the profits or the assets of SCI Finance, senior to the LLC Preferred Shares.

Reference is made to the accompanying Prospectus Supplement relating to the LLC Preferred Securities for the following terms of the LLC Preferred Securities:

(a) title;

(b) the dividend terms (when dividends will accrue and be payable);

(c) the optional redemption provisions and the Redemption Price;

(d) the liquidation preference per LLC Preferred Security;

(e) the conversion rights for, and conversion price per share of, SCI Common Stock;

(f) certain provisions relating to Non-Stock or Common Stock Fundamental Changes (as defined below);

(g) the initial Reference Market Price (as defined below);

(h) book entry provisions, if other than as set forth below; and

(i) any other terms of the series (and the accompanying Prospectus Supplement may state that any of the terms set forth herein is inapplicable to such series).

DIVIDENDS

Cumulative dividends on the LLC Preferred Securities will accrue and be payable as set forth in the accompanying Prospectus Supplement, when, as and if declared by SCI Finance, except as otherwise described below.

The annual dividend payable on each LLC Preferred Security will be fixed as set forth in the accompanying Prospectus Supplement. The amount of dividends is computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly dividend period, will be computed on the basis of the actual number of days elapsed in such period. Payment of dividends generally is limited to the amount of funds held by SCI Finance and legally available therefor.

Dividends declared on the LLC Preferred Securities are payable to the record holders thereof as they appear on the register for the LLC Preferred Securities on the record date, which will be one Business Day prior to the relevant payment date. In the event that any date on which dividends are payable on the LLC Preferred

Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The term "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

Dividends on the LLC Preferred Securities of any series will be cumulative (whether or not declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends). Dividends on the LLC Preferred Securities must be declared by SCI Finance, by action of the Manager, in any calendar year or portion thereof to the extent that the Manager reasonably anticipates that at the time of payment SCI Finance will have, and must be paid by SCI Finance to the extent that at the time of proposed payment SCI Finance has, (x) funds legally available for the payment of such dividends and (y) cash on hand sufficient to permit such payments. It is anticipated that SCI Finance's earnings will result almost exclusively from payments under the Loans of proceeds from the sale of the LLC Preferred Securities and the issuance of LLC Common Shares (as described under "-- Description of the Loans"). SCI Limited will have the right to extend interest payments on the Loans for up to 60 monthly interest payment periods over the term of the Loans. Interest shall accrue on and be payable in respect of any dividend payment on the LLC Preferred Securities which is in arrears at the interest rate payable in respect of the Loans to the extent permitted by applicable law.

CERTAIN RESTRICTIONS ON SCI FINANCE

If dividends have not been paid in full on the LLC Preferred Securities, SCI Finance may not:

(i) pay, or declare and set aside for payment, any dividends on any other LLC Preferred Shares ranking pari passu with the LLC Preferred Securities as regards participation in profits of SCI Finance ("SCI Finance Dividend Parity Shares"), unless the amount of any dividends declared on any SCI Finance Dividend Parity Shares is paid on SCI Finance Dividend Parity Shares and the LLC Preferred Securities on a pro rata basis on the date such dividends are paid on such SCI Finance Dividend Parity Shares, so that

     (x)(a) the aggregate amount of dividends paid on the LLC Preferred Securities bears the same ratio to (b) the aggregate amount of dividends paid on such SCI Finance Dividend Parity Shares as

     (y)(a) the aggregate amount of all accumulated arrears of unpaid dividends in respect of the LLC Preferred Securities bears to (b) the aggregate amount of all accumulated arrears of unpaid dividends in respect of such SCI Finance Dividend Parity Shares;

(ii) pay, or declare and set aside for payment, any dividends on any interests in SCI Finance ranking junior to the LLC Preferred Securities as to dividends ("SCI Finance Dividend Junior Shares"); or

(iii) call for redemption or redeem, purchase or otherwise acquire any SCI Finance Dividend Parity Shares or SCI Finance Dividend Junior Shares or any LLC Preferred Securities other than (x) the redemption of all outstanding LLC Preferred Securities at the Redemption Price (as defined below), (y) pursuant to a pro rata redemption of the LLC Preferred Securities at the Redemption Price or
(z) pursuant to a purchase or exchange offer made on the same terms to all holders of the LLC Preferred Securities, it being understood that this provision shall not limit the rights of holders of LLC Preferred Securities to exercise their conversion rights until, in each case, such time as all accumulated arrears of unpaid dividends (whether or not declared) on the LLC Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii), such payment, and in the case of clause (iii), the date of such call, redemption, purchase or acquisition. As of the date of this Prospectus, SCI Finance has no SCI Finance Dividend Parity Shares outstanding and has no plans to issue such shares.

MANDATORY REDEMPTION

The proceeds from any prepayment or repayment of principal on the Loans to SCI Limited of proceeds from the issuance and sale of LLC Preferred Securities and LLC Common Shares must be applied to redeem the LLC Preferred Securities at the Redemption Price upon not less than 30 nor more than 60 days' notice in writing by SCI Finance to the holders of the LLC Preferred Securities except at final maturity of the Loans, in which case the redemption of LLC Preferred Securities will occur as soon as practicable thereafter.

OPTIONAL REDEMPTION

The LLC Preferred Securities are redeemable, at the option of SCI Finance subject to the prior consent of the Manager, in whole or in part from time to time, on or after the date and subject to the terms set forth in the accompanying Prospectus Supplement, upon not less than 30 nor more than 60 days' notice in writing by SCI Finance to the holders of LLC Preferred Securities, at the prices set forth in the accompanying Prospectus Supplement (the "Redemption Price"), in each case plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

In the event that fewer than all the outstanding LLC Preferred Securities are to be redeemed, the LLC Preferred Securities to be redeemed will be selected as described under "-- Book-Entry Issuance; the Depository Trust Company" below, pro rata as nearly as practicable or by lot, or by such other method as the Paying and Conversion Agent may determine to be fair and appropriate. In the event that any monthly dividend payable on the LLC Preferred Securities is in arrears, LLC Preferred Securities may not be redeemed unless by conversion of LLC Preferred Securities into shares of SCI Common Stock, and neither SCI nor SCI Finance nor any other subsidiary of SCI may purchase or acquire any of such shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of record of the LLC Preferred Securities.

If SCI Finance gives a notice of redemption in respect of LLC Preferred Securities, then, by 12:00 noon, New York time, on the redemption date, SCI Finance will irrevocably deposit with the Paying and Conversion Agent or the Depository Trust Company ("DTC"), as the case may be, funds sufficient to pay the Redemption Price and will give the Paying and Conversion Agent or DTC, as the case may be, irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of LLC Preferred Securities so called for redemption will cease, except the right of the holders of such shares to receive the Redemption Price, but without interest, and such shares will cease to be outstanding. In the event that any date on which any payment in respect of the redemption of LLC Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of LLC Preferred Securities is improperly withheld or refused and not paid either by SCI Finance or by SCI pursuant to the Guarantee (as defined below), dividends on such shares will continue to accrue, at the then-applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

Subject to the foregoing, SCI or its subsidiaries may at any time and from time to time purchase outstanding LLC Preferred Securities by tender, in the open market or by private agreement.

TAX EVENT REDEMPTION

If a Tax Event (as defined below) shall occur and be continuing, the LLC Preferred Securities will be subject to redemption, at the option of SCI Finance, in whole but not in part, upon not less than 30 nor more than 60 days' notice in writing by the Company to the holders of such LLC Preferred Securities, such notice to be given within 90 days following the occurrence of such Tax Event at a redemption price or prices set forth in the accompanying Prospectus Supplement.

"Tax Event" means, with respect to any LLC Preferred Securities, that SCI shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, on or after the date of the accompanying Prospectus Supplement relating to such LLC Preferred Securities, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any official interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of such accompanying Prospectus Supplement, there is more than an insubstantial risk that (i) SCI Finance is subject to federal income tax with respect to interest accrued or received on the Loans or (ii) SCI Finance is subject to liability for more than a de minimis amount of taxes, duties or other governmental charges.

LIQUIDATION DISTRIBUTION

In the event of any voluntary or involuntary liquidation, dissolution or winding up of SCI Finance, the holders of LLC Preferred Securities at the time outstanding will be entitled to receive out of the assets of SCI Finance legally available for distribution to shareholders, before any distribution of assets is made to holders of the LLC Common Shares or any other class of interests in SCI Finance ranking junior to the LLC Preferred Securities as regards participation in assets of SCI Finance, but together with the holders of every other series of LLC Preferred Shares outstanding, if any, ranking pari passu with the LLC Preferred Securities as regards participation in the assets of SCI Finance ("SCI Finance Liquidation Parity Shares"), an amount equal, in the case of the holders of the LLC Preferred Securities, to the aggregate of the liquidation preference per LLC Preferred Security set forth in the accompanying Prospectus Supplement and all accumulated and unpaid dividends (whether or not declared) to the date of payment (the "Liquidation Distribution"). If, upon any such liquidation, the Liquidation Distribution can be paid only in part because SCI Finance has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on SCI Finance Liquidation Parity Shares, then the amounts payable by SCI Finance on the LLC Preferred Securities and on such SCI Finance Liquidation Parity Shares shall be paid on a pro rata basis, so that

(i)(x) the aggregate amount paid in respect of the Liquidation Distribution bears the same ratio to (y) the aggregate amount paid as liquidation distributions (including accrued and unpaid dividends) on SCI Finance Liquidation Parity Shares as

(ii)(x) the aggregate Liquidation Distribution bears to (y) the aggregate liquidation preference (including accrued and unpaid dividends) on SCI Finance Liquidation Parity Shares.

Pursuant to the LLC Regulations, SCI Finance will be considered to have commenced voluntary wind-up and dissolution automatically (i) when the period fixed for the duration of SCI Finance expires, (ii) if the holders of the LLC Common Shares pass a resolution requiring SCI Finance to be wound up and dissolved, (iii) upon the bankruptcy, resignation, withdrawal, expulsion, termination, cessation or dissolution of SCI or the Manager (if other than SCI),
(iv) upon the happening of any event that would cause a holder of LLC Common Shares to cease to be a holder thereof or (v) if SCI transfers any LLC Common Shares or if all of the LLC Common Shares are redeemed, repurchased or cancelled by SCI Finance.

VOTING RIGHTS

Except as provided below and under "-- Description of the Guarantee -- Amendments and Assignments" and "-- Description of the
Loans -- Miscellaneous," the holders of the LLC Preferred Securities will have no voting rights.

If (i) SCI Finance fails to pay dividends in full on the LLC Preferred Securities (whether or not there are funds legally available therefor) for more than 60 consecutive monthly dividend periods, (ii) an Event of Default (as defined in the Loan Agreement relating to the Loans) occurs and is continuing on the Loans or (iii) SCI is in default under any of its payment or other obligations under the Payment, Guarantee and Conversion Agreement entered into by the Company for the benefit of each holder of LLC Securities (the "Guarantee"), then the holders of outstanding LLC Preferred Securities, together with the holders of any other series of LLC Preferred Shares having the right to vote for the appointment of a trustee in such event, acting as a single class, will be entitled, by resolution passed by the holders of a majority in liquidation preference (plus all accrued and unpaid dividends per share) of such shares present in person or represented by proxy at a meeting of such holders convened for such purpose (or by written consent), to appoint and authorize a trustee to enforce SCI Finance's rights as a creditor under the Loans against SCI Limited and SCI (including the acceleration of principal and accrued interest on the Loans), enforce the obligations undertaken by SCI under the Guarantee and the Liability Assumption Agreement (as defined below) and declare and pay dividends on the LLC Preferred Securities. For purposes of determining whether SCI Finance has failed to pay dividends in full for more than 60 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are declared and paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 45 days after such entitlement arises, the Manager will convene a meeting for the above purposes. If the Manager fails to convene such meeting within such 45-day period, the holders of 10% in liquidation preference (plus all accrued and unpaid dividends per share) of the outstanding LLC Preferred Securities and such other LLC Preferred Shares will be entitled to convene such meeting. The provisions of the LLC Regulations regarding the convening and conduct of meetings will apply with respect to any such meeting. Any trustee so appointed shall vacate office immediately with respect to the LLC Preferred Securities, if SCI Finance (or SCI pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the LLC Preferred Securities or such default or breach by SCI shall have been cured.

If any resolution is presented to the members of SCI Finance providing for, or the Manager otherwise proposes to effect (it being understood that the automatic dissolution and liquidation events described in clauses (iii), (iv) and (v) under "-- Liquidation Distribution" above will not be deemed to be a proposal by the Manager, and are not subject to the approval procedures described in this paragraph), (x) any amendment of the LLC Articles, the LLC Regulations, the Declaration or other action that adversely varies or abrogates the rights, preferences or privileges of the LLC Preferred Securities (including, without limitation, the authorization or issuance of any interests in SCI Finance ranking, as to participation in the profits or assets of SCI Finance, senior to the LLC Preferred Securities, or the issuance of any debt by SCI Finance), (y) the liquidation, dissolution or winding up of SCI Finance or (z) the modification of the provisions of the LLC Articles and the LLC Regulations which absolutely prohibit transfers of LLC Common Shares, then the holders of outstanding LLC Preferred Shares of all series (and, in the case of a resolution described in clause (x) above which would equally adversely affect the rights, preferences or privileges of any SCI Finance Dividend Parity Shares or any SCI Finance Liquidation Parity Shares, such SCI Finance Dividend Parity Shares or such SCI Finance Liquidation Parity Shares, as the case may be, or, in the case of any resolution described in clause (y) or (z) above, all SCI Finance Liquidation Parity Shares) will be entitled to vote together as a class on such resolution or action of the Manager (but not on any other resolution or action), and such resolution or action shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference (plus all accrued and unpaid dividends) of such outstanding shares; provided, however, that no such approval or ratification shall be required if the liquidation, dissolution and winding up of SCI Finance is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the liquidation, dissolution or winding up of SCI or the Manager (if other than SCI).

No vote or consent of the holders of the LLC Preferred Securities will be required for SCI Finance to redeem and cancel LLC Preferred Securities in accordance with the LLC Regulations and the Declaration.

The rights attached to the LLC Preferred Securities will be deemed not to be varied by the creation or issue of, and no vote will be required for the creation of, any further series of LLC Preferred Shares or any other interests in SCI Finance ranking as regards participation in the profits or assets of SCI Finance pari passu with or junior to the LLC Preferred Securities.

Any required approval of holders of LLC Preferred Securities may be given at a meeting of such holders convened for such purpose, at a general meeting of shareholders of SCI Finance or pursuant to written consent. SCI Finance will cause a notice of any meeting at which holders of the LLC Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the LLC Preferred Securities. Each such notice will include a statement setting forth
(i) the date of such meeting or the date by which such action is to be taken,
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or written consents.

Notwithstanding that holders of LLC Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the LLC Preferred Securities and such other LLC Preferred Shares entitled to vote or consent with such LLC Preferred Securities as a single class outstanding at such time that are owned by SCI or any entity owned 50% or more by SCI, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

CONVERSION RIGHTS

Except as otherwise provided in the Prospectus Supplement, the holders of the LLC Preferred Securities will have the conversion rights as set forth below:

Each LLC Preferred Security will be convertible at any time at the option of the holder thereof into such number of whole shares of SCI Common Stock as is equal to the per share liquidation preference of the LLC Preferred Securities surrendered for conversion divided by the initial conversion price per share of SCI Common Stock set forth in the accompanying Prospectus Supplement, subject to adjustment as described below. LLC Preferred Securities called for redemption will not be convertible after the close of business on the second Business Day preceding the date fixed for redemption, unless SCI Finance defaults in payment of the applicable Redemption Price or SCI defaults in its obligation to deliver SCI Common Stock in exchange for shares of LLC Preferred Securities previously surrendered for conversion. No fractional shares of SCI Common Stock will be issued as a result of conversion, but in lieu thereof, in the sole discretion of SCI, either (i) such fractional interest will be rounded upon the next whole share or (ii) an appropriate amount will be paid in cash by SCI.

The initial conversion price is subject to adjustment (under formulae set forth in the Declaration) in certain events, including: (i) the issuance of SCI Common Stock as a dividend or distribution on SCI Common Stock; (ii) certain subdivisions and combinations of the SCI Common Stock; (iii) the issuance to all holders of SCI Common Stock of certain rights or warrants to purchase SCI Common Stock; (iv) the distribution to all holders of SCI Common Stock of (A) shares of capital stock of SCI (other than SCI Common Stock), (B) evidences of indebtedness of SCI and/or (C) other assets (including securities, but excluding any rights or warrants referred to in clause (iii) above, any dividends or distributions in connection with the liquidation, dissolution or winding-up of SCI, any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of SCI and any dividends or distributions referred to in clause (i) above); (v) distributions consisting of cash, excluding (a) any cash dividends on the SCI Common Stock to the extent that the aggregate cash dividends per share of SCI Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of SCI Common Stock of the cash dividends paid on the SCI Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the SCI Common Stock), and (y) 15% of the average of the daily Closing Price (as defined in the Declaration) of the SCI Common Stock for the ten consecutive Trading Days (as defined in the Declaration) immediately prior to the date of declaration of such dividend, and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of SCI or a redemption of any rights issued under a rights agreement (provided, however that no adjustment shall be made pursuant to this clause (v) if such distribution would otherwise constitute a Fundamental Change (as defined below) and be reflected in a resulting adjustment described below); and (vi) payment in respect of a tender or exchange offer by SCI or any subsidiary of SCI for SCI Common Stock to the extent that the cash and value of any other consideration included in such payment per share of SCI Common Stock exceeds (by more than 10%, with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of SCI Common Stock on the Trading Day next succeeding the Expiration Time (as defined in the Declaration) for such tender or exchange offer. If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is a dividend described in subclause (a) of clause (v) above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause (vi) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for SCI Common Stock acquired in the tender or exchange offer exceeds the value of such shares based on the first reported sale price of the SCI Common Stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, SCI may provide that upon the conversion of LLC Preferred Securities the holder converting such LLC Preferred Securities will receive, in addition to the shares of SCI Common Stock of which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its LLC Preferred Securities into SCI Common Stock.

SCI Finance from time to time may, to the extent permitted by law and with the consent of the Manager, reduce the conversion price by any amount for any period of at least 20 Business Days, in which case SCI Finance shall give at least 15 days' notice of such reduction to the holders of the LLC Preferred Securities. SCI Finance may, at its option and with the consent of the Manager, make such reduction in the conversion price, in addition to those set forth above, as SCI Finance deems advisable to avoid or diminish any income tax to holders of SCI Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons.

In the event that SCI shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation,
(i) any recapitalization or reclassification of the SCI Common Stock (other than a change in par value or as a result of a subdivision or combination of the SCI Common Stock); (ii) any consolidation or merger of SCI with or into another corporation as a result of which holders of SCI Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for the SCI Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of SCI Common Stock); (iii) any sale or transfer of all or substantially all of the assets of SCI; or (iv) any compulsory share exchange, pursuant to any of which holders of SCI Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each LLC Preferred Security then outstanding shall have the right thereafter to convert such security only into (x) if any such transaction constitutes a Non-Stock Fundamental Change (as defined below), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of SCI Common Stock issuable upon conversion of such LLC Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a Common Stock Fundamental Change (as defined below), common stock of the kind received by holders of SCI Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the SCI Common Stock, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change (as defined below) occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

(i) in the case of a Non-Stock Fundamental Change, the conversion price per share of SCI Common Stock immediately following such Non-Stock Fundamental Change will be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will be the liquidation preference of the LLC Preference Securities as set forth in the applicable Prospectus Supplement and the denominator of which will be the then current Redemption Price per LLC Preferred Security (or, if such Redemption Price is to be determined prior to the date on which the LLC Preferred Securities may first be called for redemption, the prices set forth in the Prospectus Settlement); and

(ii) in the case of a Common Stock Fundamental Change, the conversion price per share of SCI Common Stock immediately following the Common Stock Fundamental Change will be the conversion price in effect immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of SCI Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in that common stock resulting from the Common Stock Fundamental Change) and (B) all of the SCI Common Stock shall have been exchanged for, converted into, or acquired for, common stock of the successor, acquiror or other third party, the conversion price per share of SCI Common Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of SCI Common Stock as a result of the Common Stock Fundamental Change.

Depending upon whether the Fundamental Change is a Non-Stock Fundamental Change or Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert LLC Preferred Securities into the kind and amount of shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of SCI Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of SCI Common Stock is common stock of the successor, acquiror or other third party, a holder of a LLC Preferred Security who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change will have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such LLC Preferred Security immediately prior to such Common Stock Fundamental Change.

The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of SCI Common Stock receive only cash, the amount of cash receivable by a holder of one share of SCI Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the reported last sale price for one share of the SCI Common Stock (determined as provided in the Declaration) during the ten Trading Days immediately prior to the record date for the determination of the holders of SCI Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date on which the holders of the SCI Common Stock will have the right to receive such cash, securities, property or other assets.

The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by SCI's Board of Directors) of the consideration received by holders of SCI Common Stock pursuant to such transaction consists of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either (i) SCI continues to exist after the occurrence of such Fundamental Change and the outstanding LLC Preferred Securities continue to exist as outstanding LLC Preferred Securities, or (ii) the outstanding LLC Preferred Securities continue to exist as LLC Preferred Securities and are convertible into common stock of the successor to SCI.

The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the SCI Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the SCI Common Stock received in such transaction has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of SCI Common Stock received in the transaction or event as a result of which more than 50% of the SCI Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, properties or other assets; and provided further, that such term does not include (i) any transaction or event in which SCI and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in the transaction or event, or (ii) any transaction or event in which the holders of SCI Common Stock receive securities of an issuer other than SCI if, immediately following such transaction or event, holders of SCI Common Stock hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the reported last sale prices for one share of the common stock received by holders of SCI Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of SCI Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of SCI Common Stock shall have the right to receive the common stock.

The term "Reference Market Price" will initially mean the price set forth in the accompanying Prospectus Supplement (which unless otherwise specified in the accompanying Prospectus Supplement will be 66 2/3% of the last reported sale price for SCI Common Stock on the New York Stock Exchange on the date of such Prospectus Supplement) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the LLC Preferred Securities.

No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

The holders of LLC Preferred Securities at the close of the business on a dividend payment record date will be entitled to receive the dividend payment on those shares on the corresponding dividend payment date notwithstanding the subsequent conversion thereof or SCI Finance's default in payment of the dividend due on that dividend payment date. A holder of LLC Preferred Securities on a dividend payment record date who (or whose transferee) tenders any shares for conversion on a dividend payment date will receive the dividend payable by SCI Finance on LLC Preferred Securities on that date.

BOOK-ENTRY ISSUANCE; THE DEPOSITORY TRUST COMPANY

DTC will act only as securities depository for the LLC Preferred Securities. The LLC Preferred Securities will be issued as fully-registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully-registered global LLC Preferred Security certificates will be issued, representing in the aggregate the total number of LLC Preferred Securities, and will be deposited with DTC. DTC may act as securities depository for any of the other Securities; if it does so, a description of the applicable book-entry procedures will be set forth in the applicable Prospectus Supplement.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

Purchases of LLC Preferred Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the LLC Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each LLC Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner purchased LLC Preferred Securities. Transfers of ownership interests in the LLC Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in LLC Preferred Securities, except in the event that use of the book-entry system for the LLC Preferred Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global LLC Preferred Security certificate.

DTC has no knowledge of the actual Beneficial Owners of the LLC Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such LLC Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. If less than all of the LLC Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Although voting with respect to the LLC Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will consent or vote with respect to LLC Preferred Securities. Under its usual procedures, DTC mails an Omnibus Proxy to SCI Finance as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the LLC Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Dividend payments on the LLC Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, SCI Finance or SCI, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of SCI Finance, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owner will be the responsibility of Direct and Indirect Participants.

DTC has advised SCI and SCI Finance that it will take any action permitted to be taken by a holder of LLC Preferred Securities (including, without limitation, the presentation of a LLC Preferred Security certificate for conversion) only at the direction of one or more Participants to whose account with DTC interest in such shares represented by a global certificate are credited and only in respect of such number of LLC Preferred Securities represented by a global certificate as to which such Participant or Participants has or have given such direction.

DTC may discontinue providing its services as securities depository with respect to the LLC Preferred Securities at any time by giving reasonable notice to SCI Finance. Under such circumstances, in the event that a successor securities depository is not obtained, LLC Preferred Securities certificates are required to be printed and delivered.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that SCI Finance believes to be reliable, but neither SCI Finance, SCI nor any underwriter or agent takes responsibility for the accuracy thereof.

MISCELLANEOUS

The Transfer Agent, Registrant and Paying and Conversion Agent for the LLC Preferred Securities will be Society National Bank.

Registration of transfers of LLC Preferred Securities will be effected without charge by the Transfer Agent, but upon payment (with the giving of such indemnity as the Transfer Agent may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

The Transfer Agent will not be required to register or cause to be registered the transfer of LLC Preferred Securities after such shares have been called for redemption.

SCI Finance is not subject to any mandatory redemption or sinking fund provisions with respect to the LLC Preferred Securities. Holders of LLC Preferred Securities have no preemptive rights.

SCI and SCI Finance will enter into an agreement (the "Liability Assumption Agreement") pursuant to which SCI, in its capacity as Manager and otherwise, agrees to guarantee the payment of any liabilities incurred by SCI Finance (other than obligations to holders of LLC Preferred Securities). The Liability Assumption Agreement expressly provides that such agreement is for the benefit of, and is enforceable by, third parties to whom SCI Finance owes such obligations.

DESCRIPTION OF THE GUARANTEE

Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by SCI for the benefit of the holders from time to time of the LLC Preferred Securities.

General

SCI will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full, to the holders of LLC Preferred Shares of any series which may be issued by SCI Finance, including the LLC Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by SCI Finance), as and when due, regardless of any defense, right of set-off or counterclaim which SCI Finance may have or assert. The following payments constitute the "Guarantee Payments" for the LLC Preferred Shares: (i) any accumulated and unpaid dividends which have been theretofore declared on the LLC Preferred Shares of any series out of monies legally available therefor, (ii) the redemption price (including all accumulated and unpaid dividends) to the date of payment payable with respect to LLC Preferred Shares of any series called for redemption by SCI Finance out of monies legally available therefor, and (iii) upon a liquidation of SCI Finance, the lesser of (a) the aggregate liquidation preference per LLC Preferred Share and all accumulated and unpaid dividends (whether or not declared) to the date of payment and (b) the amount of remaining assets of SCI Finance legally available to holders of LLC Preferred Shares. The Guarantee also requires SCI to deliver upon conversion of any LLC Preferred Shares all shares of SCI Common Stock or other property into which such LLC Preferred Shares are convertible. SCI's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amount by SCI to the holders of LLC Preferred Shares of any series or by causing SCI Finance to pay such amounts to such holders.

Certain Covenants of SCI

In the Guarantee, SCI will covenant that, so long as any LLC Preferred Shares of any series remain outstanding, SCI shall not declare or pay any dividend on, and SCI shall not, and SCI shall not permit any of its majority-owned subsidiaries to, redeem, purchase, acquire or make a liquidation payment with respect to, any of SCI's capital stock (other than the redemption by the Company of Series C Junior Participating Preferred Stock Purchase Rights in accordance with the Rights Agreement relating thereto and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition) or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee), if at such time (i) there shall have occurred any event that constitutes an Event of Default under the Loan Agreement, (ii) SCI shall be in default with respect to its payment or other obligations under the Guarantee or the Manager shall be in default under its obligations under the Liability Assumption Agreement or (iii) there shall exist any nonpayment of interest under the Loans, including during any valid extension of the interest payment periods.

In the Guarantee, SCI will also covenant that, so long as any LLC Preferred Shares of any series remaining outstanding, it will (i) maintain direct 100% ownership of the LLC Common Shares and any other interests in SCI Finance (other than the LLC Preferred Shares); (ii) cause more than 20% of the total value (initially measured by shareholders' equity determined under generally accepted accounting principles) of SCI Finance and, subject to the preferential rights of the holders of LLC Preferred Securities as to dividends and liquidation distributions, more than 20% of all interests in the capital, income, gain, loss, deduction and credit of SCI Finance to be represented by LLC Common Shares; (iii) not voluntarily dissolve, wind-up or liquidate SCI Finance; (iv) remain the Manager of SCI Finance and timely perform all of its duties as Manager of SCI Finance (including the duty to declare and pay dividends on the LLC Preferred Shares to the extent set forth in the LLC Articles) and (v) use reasonable efforts to cause SCI Finance to remain a limited liability company under the laws of the State of Texas (provided however that SCI Finance may reorganize under the laws of another jurisdiction provided that SCI Finance has received an opinion from nationally recognized legal counsel that such reorganization will not have an adverse effect, including, without limitation, an adverse tax effect, on the holders of the LLC Preferred Securities) and use reasonable efforts to cause SCI Finance to continue to be treated as a partnership for United States Federal income tax purposes.

Amendments and Assignments

Except with respect to any changes which do not adversely affect the rights of holders of LLC Preferred Shares (in which case no vote will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 66 2/3% in liquidation preference (plus all accrued and unpaid dividends per share) of each series of LLC Preferred Shares then outstanding. The manner of obtaining any such approval of holders of LLC Preferred Shares will be as set forth under "Description of the LLC Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of SCI and shall inure to the benefit of all LLC Preferred Shares then outstanding.

Termination of the Guarantee

The Guarantee will terminate and be of no further force and effect as to a series of LLC Preferred Shares upon full payment of the redemption price (including all accrued and unpaid dividends), or the retirement or cancellation of all of such series of LLC Preferred Shares, or delivery of all shares of SCI Common Stock or other property required to be delivered upon conversion, with respect to all outstanding LLC Preferred Shares of that series, or shall terminate completely upon full payment of the amounts payable upon liquidation of SCI Finance including the delivery of all shares of SCI Common Stock or other property required to be delivered upon conversion of any LLC Preferred Shares. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of LLC Preferred Shares of such series must restore payment of any sums, SCI Common Stock or other property paid under the LLC Preferred Shares of such series or the Guarantee.

Status of the Guarantee

The Guarantee will constitute an unsecured obligation of SCI and will rank (i) junior in right of payment to all other liabilities of SCI and will be subordinated in right of payment in the same manner and to the same extent as SCI's guarantee of obligations under the Loan Agreement is subordinated to Senior Indebtedness, (ii) senior to the preferred stock of any series issued at or after the date of the Guarantee by SCI and (iii) pari passu with any guarantee entered into at or after the date of the Guarantee by SCI in respect of any preferred or preference stock of any affiliate of SCI. See
"-- Description of the Loans -- Subordination." The Guarantee will constitute a guarantee of payment and not of collection. A holder of LLC Preferred Shares may enforce the Guarantee directly against SCI, and SCI will waive any right or remedy to require that any action be brought against SCI Finance or any person or entity before proceeding against SCI. The Guarantee will not be discharged except by payment of the Guarantee Payments in full (to the extent not paid by SCI Finance) and by complete performance of all obligations under the Guarantee.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE LOANS

Set forth below is a summary of information concerning the Loans from SCI Finance to SCI Limited of 99% of the proceeds from the issuance of (i) the LLC Preferred Securities and (ii) the LLC Common Shares and related capital contributions ("Common Share Payments").

General

Pursuant to the Loan Agreement, SCI Finance has agreed to make the Loans to SCI Limited in an aggregate principal amount equal to 99% of the sum of the aggregate liquidation preference of the LLC Preferred Securities issued and sold by SCI Finance and the aggregate Common Share Payments.

The entire principal amount of the Loans will become due and payable (together with any accrued and unpaid interest thereon) on the earlier of the date set forth in the accompanying Prospectus Supplement or the date upon which SCI, SCI Limited or SCI Finance shall be dissolved, wound-up or liquidated.

The Loans and SCI Limited's obligations under the Loan Agreement (i) will be senior obligations of SCI Limited and will be secured by fifty percent of the outstanding capital stock of Service Corporation International plc, the principal assets of which are the capital stock of GSG and PG, and (ii) will be unconditionally guaranteed by SCI on an unsecured subordinated basis.

Mandatory Payment

If SCI Finance redeems LLC Preferred Securities in accordance with the terms thereof, the Loans will become due and payable in a principal amount equal to the aggregate liquidation preference of the LLC Preferred Securities so redeemed, together with any and all accrued but unpaid interest thereon and any premium in excess of such principal amount. Any payment pursuant to this provision shall be made in immediately available funds prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as SCI Finance, SCI Limited and SCI shall agree.

Optional Prepayment

SCI Limited will have the right to prepay the Loans, in whole or in part (together with (i) a premium computed based on the same percentage as the percentage difference between the then applicable Redemption Price on the LLC Preferred Securities and the stated liquidation preference of the LLC Preferred Securities and (ii) any accrued but unpaid interest), as set forth in the accompanying Prospectus Supplement.

Interest

The Loans will bear interest at an annual rate as set forth in the accompanying Prospectus Supplement from the date they are made until maturity. Such interest shall be payable on the last day of each calendar month of each year, commencing as set forth in the accompanying Prospectus Supplement. In the event that any date on which interest is payable on the Loans is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date, subject to certain rights of extension described below.

Extended Interest Payment Period

SCI Limited shall have the right at any time or from time to time during the term of the Loans, so long as SCI Limited is not in default in the payment of interest on the Loans, to extend interest payments under the Loans for up to 60 monthly interest payment periods; and at the end of such extended period SCI Limited shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Loans to the extent permitted by applicable law); provided, however, that, during any such extended interest payment period, or at any time during which there is an Event of Default under the Loans, SCI shall not declare or pay any dividend on, and SCI shall not, and shall not permit any of its majority-owned subsidiaries to, redeem, purchase, acquire or make a liquidation payment with respect to, any of shares of common or preferred stock of SCI (other than the redemption by the Company of Series C Junior Participating Preferred Stock Purchase Rights in accordance with the Rights Agreement relating thereto and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition) or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee). Prior to the termination of any such extended interest payment period, SCI Limited may further extend the interest payment period, provided, that such extended interest payment period together with all such further extensions thereof may not exceed 60 monthly interest payments in the aggregate over the term of the Loans. SCI Limited shall give SCI Finance notice of its selection of an extended interest payment period at least one Business Day prior to the earlier of (i) the date SCI Finance declares, or would be scheduled to declare, the related dividend or (ii) the date SCI Finance is required to give notice of the record or payment date of such related dividend to any national securities exchange on which the LLC Preferred Securities are listed or other applicable self-regulatory organization or to holders of the LLC Preferred Securities, but in any event not less than two Business Days prior to such record date. SCI shall cause SCI Finance to give such notice of SCI Limited's selection of such extended interest payment period to the holders of the LLC Preferred Securities concurrently therewith.

Additional Interest

If at any time SCI Finance is or will be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, SCI Limited also will pay as additional interest such amounts as shall be required so that the net amounts received and retained by SCI Finance after paying any such taxes, duties, assessments or governmental charges will not be less than the amounts SCI Finance would have received had no such taxes, duties, assessments or governmental charges been imposed.

Method and Date of Payment

Each payment by SCI Limited of principal of, premium, if any, and interest on the Loans shall be made to SCI Finance in lawful money of the United States, at such place and to such accounts as may be designated by SCI Finance.

Subordination

The Loan Agreement provides that SCI's guarantee of the Loans is subordinate and junior in right of payment to all Senior Indebtedness as provided in the Loan Agreement. In this section, the term "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) all indebtedness of SCI, other than ordinary trade credit and other accounts payable arising in the ordinary course of business, whether outstanding on the date of the Loan Agreement or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for which SCI is responsible or liable as guarantor and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to SCI's guarantee of the Loans. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Loan Agreement irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

The rights of SCI Limited and its creditors, including SCI Finance as to the Loans, and SCI and its creditors, including SCI Finance pursuant to SCI's guarantee of the Loans and the holders under the Guarantee, to participate in the assets of any subsidiary of SCI Limited or SCI upon any liquidation or reorganization of such subsidiary or otherwise will be subject to the prior claims of creditors of such subsidiary, except to the extent that SCI Limited or SCI may itself be a creditor with recognized claims against the subsidiary. The ability of SCI Limited or SCI to meet its obligations may be dependent upon the payment to it of dividends, interest and other charges by its subsidiaries. The ability of SCI Limited's subsidiaries and SCI's subsidiaries to pay dividends or make other payments to SCI Limited or SCI, as the case may be, is not currently subject to any contractual or legal restriction (except for limitations imposed by applicable state corporation laws) which could materially affect SCI Limited's and SCI's ability to meet their obligations under the Loan Agreement and the Guarantee. Through their ownership of their subsidiaries, SCI Limited and SCI currently control (subject to applicable state corporation laws) such subsidiaries' payment of dividends or other distributions; there can be no assurance, however, that SCI Limited and SCI will continue such ownership and control of their subsidiaries.

In the event that (i) SCI shall default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default is given to SCI by the holders of such Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made by SCI on account of SCI's guarantee of the Loans or interest thereon or by SCI in respect of any repayment, redemption, retirement, purchase or other acquisition of the Loans.

In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to SCI or its property or for the benefit of its creditors, (ii) any proceeding for the liquidation, dissolution or other winding up of SCI, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by SCI for the benefit of creditors or (iv) any other marshaling of the assets of SCI, all Senior Indebtedness (including, without limitation, interest accruing thereon after the commencement of any such proceeding, assignment or marshaling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made by SCI on account of its guarantee obligations under the Loan Agreement and the Loans. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of SCI or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions relating to SCI's guarantee obligations under the Loan Agreement and the Loans with respect to the indebtedness evidenced by the Loans, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provision) be payable or deliverable in respect of SCI's guarantee obligations under the Loan Agreement and the Loans shall be paid or delivered directly to the holders of Senior Indebtedness (or their representative or trustee) in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness may be prejudiced in the right to enforce subordination of SCI's guarantee obligations under the Loan Agreement and the Loans by any act or failure to act on the part of SCI.

Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, SCI Finance shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the Loans shall have been paid in full, and such payments or distributions of cash, securities or other property received by SCI Finance, by reason of such subrogation, which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between SCI and its creditors other than the holders of Senior Indebtedness on the one hand, and SCI Finance, on the other, be deemed to be a payment by SCI on account of Senior Indebtedness, and not on account of SCI's guarantee obligations under the Loan Agreement and the Loans.

Covenants

SCI will covenant that SCI will not declare or pay any dividend on, and SCI will not, and will not permit any of its majority-owned subsidiaries to, redeem, purchase, acquire or make a liquidation payment with respect to, any of SCI's capital stock (other than the redemption by the Company of Series C Junior Participating Preferred Stock Purchase Rights in accordance with the Rights Agreement relating thereto and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition), or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee), if at such time (i) there shall have occurred any event that constitutes an Event of Default under the Loan Agreement, (ii) SCI shall be in default with respect to its payment or other obligations under the Guarantee or SCI or the Manager shall be in default under its obligations under the Liability Assumption Agreement or (iii) there shall exist any nonpayment of interest under the Loans, including during any valid extension of the interest payment periods. SCI will also covenant (i) to maintain direct 100% ownership of the LLC Common Shares and any other interests of SCI Finance other than the LLC Preferred Shares, (ii) to cause more than 20% of the total value (initially measured by shareholders' equity determined in accordance with generally accepted accounting principles) of SCI Finance and, subject to the preferential rights of the holders of LLC Preferred Shares as to dividends and liquidation distributions, more than 20% of all interests in the capital, income, gain, loss, deduction and credit of SCI Finance to be represented by LLC Common Shares, (iii) not to dissolve, wind-up or liquidate SCI Finance voluntarily, (iv) to remain the Manager of SCI Finance and to timely perform all of its duties as Manager (including the duty to declare and pay dividends on the LLC Preferred Shares as described in "-- Dividends") and (v) to use its reasonable efforts to cause SCI Finance to remain a limited liability company under the laws of the State of Texas (provided however that SCI Finance may reorganize under the laws of another jurisdiction provided that SCI Finance has received a legal opinion from nationally recognized legal counsel that such reorganization will not have an adverse effect, including, without limitation, an adverse tax effect, on the holders of the LLC Preferred Securities) and use reasonable efforts to cause SCI Finance to continue to be treated as a partnership for United States Federal income tax purposes. In addition, SCI has agreed to maintain and reserve sufficient authorized but unissued Common Stock sufficient to satisfy all conversion rights under the LLC Preferred Securities and to have available for issuance such other property as may be subject to delivery pursuant to such conversion rights.

SCI Finance may not waive compliance or waive any default in compliance by SCI Limited of any covenant or other term in the Loan Agreement or by SCI of its guarantee of the Loans without the approval of the same percentage of the holders of LLC Preferred Securities, obtained in the same manner, as would be required for an amendment of the Loan Agreement to the same effect.

Events of Default

If one or more of the following events (each an "Event of Default") shall occur and be continuing:

(a) default in the payment of any interest on the Loans when due for 10 Business Days; provided, however, that a valid extension of the interest payment period by SCI Limited shall not constitute a default in the payment of interest for this purpose (see "-- Description of the Loans-- Interest"); or

(b) default in the payment of principal of or premium of any, on the Loans when due; or

(c) failure of SCI to comply with the conversion provisions of the LLC Preferred Securities; or

(d) the dissolution, winding-up or liquidation of SCI Finance; or

(e) the bankruptcy, insolvency or liquidation of SCI or SCI Limited; or

(f) breach by SCI Limited or SCI of any of its covenants under the Loan Agreement continued for 30 days after notice to SCI Limited and SCI from the holders of not less than 25 percent in liquidation preference of the LLC Preferred Securities then outstanding;

then, SCI Finance will have the right to declare the principal of and the interest on the Loans (including any interest subject to an extension election) and all other amounts payable under the Loan Agreement to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Loans. Under the terms of the LLC Preferred Securities, the holders of outstanding LLC Preferred Securities will have the rights referred to under "-- Description of the LLC Preferred Securities -- Voting Rights," including the right to appoint a trustee, which trustee will be authorized to exercise SCI Finance's right to accelerate the principal amount of the Loans and to enforce SCI Finance's other creditor rights under the Loans and the Loan Agreement, and SCI Limited and SCI agree to cooperate with such trustee.

Miscellaneous

SCI Limited will have the right at all times to assign any of its rights or obligations under the Loan Agreement to a direct or indirect wholly-owned subsidiary of SCI; provided, however, that, in the event of any such assignment, SCI Limited will remain jointly and severally liable for all such obligations; and provided further, that SCI Limited shall receive an opinion of legal counsel that the effect of any such assignment does not cause SCI Finance to be considered an "investment company" under the Investment Company Act of 1940, as amended. SCI Finance may not assign any of its rights under the Loan Agreement without the prior written consent of SCI Limited and SCI. Subject to the foregoing, the Loan Agreement will be binding upon and inure to the benefit of SCI Limited, SCI and SCI Finance and their respective successors and assigns. The Loan Agreement provides that it may not otherwise be assigned by SCI Limited, SCI Finance or SCI.

The Loan Agreement will provide that neither SCI Limited nor SCI may permit another entity to merge with or into SCI Limited or SCI, as the case may be, unless (i) at such time no Event of Default has occurred and is continuing, or would occur as a result of such merger, and (ii) either (a) SCI Limited or SCI, as the case may be, is the survivor of such merger or (b) the survivor is a corporation organized under the laws of the United States or any state thereof and expressly assumes all of the obligations of SCI Limited or SCI, as the case may be, under the Loan Agreement and the Loans and SCI Limited receives an opinion of counsel from nationally recognized legal counsel that the merger will not result in the recognition of taxable gain or loss by the holders of the LLC Preferred Securities.

The Loan Agreement will be governed by and construed in accordance with the laws of the State of New York.

The Loan Agreement may be amended by mutual consent of the parties in the manner the parties shall agree; provided, however, that, so long as any of the LLC Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of LLC Preferred Securities, no termination of the Loan Agreement shall occur, and no Event of Default or compliance with any covenant under the Loan Agreement may be waived by SCI Finance, without the prior consent of the holders of 66 2/3% in liquidation preference of the outstanding LLC Preferred Securities, in writing or at a duly constituted meeting of such holders.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
                     REGARDING THE LLC PREFERRED SECURITIES

GENERAL

In the opinion of Miller & Chevalier, Chartered, special tax counsel to SCI and SCI Finance, the following discussion accurately describes, subject to the qualifications stated herein, the material federal income tax considerations relevant to the purchase, ownership and disposition of the LLC Preferred Securities. This discussion, which may be modified or supplemented in a Prospectus Supplement, is a summary that does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the LLC Preferred Securities, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, dealers, tax-exempt organizations, persons whose functional currency is not the U.S. dollar, or foreign persons and foreign entities). Unless otherwise stated, this discussion is directed at initial purchasers who acquire the LLC Preferred Securities at original issue and hold the LLC Preferred Securities as capital assets.

This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions and Internal Revenue Service ("IRS") rulings and notices currently in effect, all of which are subject to change, which change may possibly be applied in a retroactive manner that could adversely affect a holder of the LLC Preferred Securities. While the discussion is based on the opinion of Miller & Chevalier, Chartered, an opinion of counsel is not binding on the IRS or the courts. Neither SCI nor SCI Finance has sought, or intends to seek, a ruling from the IRS that the positions stated in the discussion will be accepted by the IRS. Moreover, there are no cases or rulings on similar transactions, and there can be no assurance that the IRS will agree with the conclusions expressed below.

PROSPECTIVE PURCHASERS OF LLC PREFERRED SECURITIES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL INCOME, ESTATE AND GIFT TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF LLC PREFERRED SECURITIES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER JURISDICTION.

TAX CLASSIFICATION

While the following matters are not free from doubt, Miller & Chevalier, Chartered is of the opinion that (i) SCI Finance will be classified as a partnership for federal income tax purposes and not as an association (or as a publicly traded partnership) taxable as a corporation, and (ii) the Loans will be classified as indebtedness for such purposes. This advice is based upon the terms of the Loans, the LLC Articles, the LLC Regulations and related documents and transactions as described in this Prospectus (and assumes ongoing compliance with such documents).

Prospective investors and their advisors should be aware, however, that the proper characterization of the arrangement involving SCI Finance, the Loans and the LLC Preferred Securities is not entirely clear, and the IRS has recently announced that it will scrutinize and may challenge transactions with some features that are similar to this arrangement. If, contrary to the opinion of tax counsel, the IRS successfully argued that SCI Finance should be taxable as a corporation, SCI Finance would be subject to federal income tax at corporate rates and distributions to holders of LLC Preferred Securities likely would be taxable as dividend income. Similarly, if, contrary to the opinion of tax counsel, the IRS successfully asserted that the Loans were properly classified as stock or other equity, then payments on the Loans would not be deductible by SCI Limited as interest, but instead likely would be treated as distributions to holders taxable as dividends.

Prospective investors should also be aware that the IRS recently issued a proposed Treasury regulation under which the IRS can disregard or recast the form of a partnership transaction if the partnership is formed or availed of in connection with a transaction (or series of related transactions) "with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability" in a manner inconsistent with the intent of the partnership provisions of the Code. The regulation is proposed to be effective for all transactions occurring on or after May 12, 1994. In the view of Miller & Chevalier, Chartered, SCI Finance should not be considered to be formed or availed of with the purpose proscribed by the proposed regulation because the transactions involving SCI Finance are not of the type intended to fall within the scope of the proposed regulation. There can be no assurance, however, that the IRS will agree with this view. It also is impossible to predict what changes might be made in the proposed regulation before it is adopted in final form. Unless otherwise noted, the remainder of this summary assumes, in accordance with the opinion of Miller & Chevalier, Chartered, that SCI Finance is properly classified as a partnership and the Loans are properly classified as indebtedness for federal income tax purposes.

INCOME FROM LLC PREFERRED SECURITIES

As partners in a partnership, each holder of LLC Preferred Securities will be required to include in gross income its distributive share of the net income of SCI Finance, which net income generally will be equal to the amount of interest received or accrued on the Loans. See "Original Issue Discount" below. Any amount so included in a holder's gross income will increase its tax basis in the LLC Preferred Securities, and the amount of distributions of cash or other property by SCI Finance to the holder will reduce such holder's tax basis in the LLC Preferred Securities. No portion of the amounts received on the LLC Preferred Securities will be eligible for the dividends received deduction.

SCI Finance does not presently intend to make an election under Section 754 of the Code. As a result, a subsequent purchaser of LLC Preferred Securities will not be permitted to adjust the tax basis in its allocable share of SCI Finance's assets so as to reflect any difference between its purchase price for the LLC Preferred Securities and the underlying tax basis of SCI Finance in its assets. As a result, a holder of LLC Preferred Securities may be required to report a larger or smaller amount of income from holding LLC Preferred Securities than would otherwise be appropriate based upon the holder's purchase price for the LLC Preferred Securities.

ORIGINAL ISSUE DISCOUNT

Under the terms of the Loans, SCI Limited will have the right to extend interest payments under the Loans for up to 60 monthly interest payment periods. If the payment period is extended, SCI Finance will continue to accrue income, equal to the amount of the interest payment due at the end of the extended payment period, over the length of the extended payment period. As a result, holders of record during an extended interest payment period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of LLC Preferred Securities prior to the record date for the payment of dividends following such extended interest payment period will include such holder's allocable share of such interest in gross income but will not receive any cash from SCI Finance related thereto. The tax basis of an LLC Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash and will be decreased when and if such cash is subsequently received from SCI Finance.

A holder should not be required to allocate a portion of the amount paid for an LLC Preferred Security to any right to convert such LLC Preferred Security into SCI Common Stock and, therefore, should not be required to include any amount in income by reason of original issue discount on the LLC Preferred Security. The IRS might take a contrary view, however, and require holders to allocate a portion of the price paid for a convertible LLC Preferred Security to the right to convert into SCI Common Stock. If the IRS were successful in requiring such an allocation, a holder could be required to include an incremental amount of original issue discount (in addition to stated interest) in income over the life of such LLC Preferred Security. SCI intends to take the position that no allocation that would result in additional original issue discount (in excess of stated interest) is required.

USE OF CONVENTION

SCI Finance may adopt a convention for allocating all of the net income accrued by SCI Finance in any calendar month, such as by allocating the net income to the holders of record of the LLC Preferred Securities and the Common Shares on the dividend record date. It is unclear whether this convention will be respected for federal income tax purposes. If it is not respected, the distributive share of SCI Finance's net income allocable to LLC Preferred Securities in respect of a month in which such shares are sold may be allocated between the seller and the purchaser on some other basis. Any amount so allocated to the holder of record of the LLC Preferred Securities, whether as seller or purchaser, would be includible in the holder's income and would increase the holder's basis in the LLC Preferred Securities.

DISPOSITION OF LLC PREFERRED SECURITIES

Gain or loss will be recognized on a sale of LLC Preferred Securities, including a complete redemption for cash, equal to the difference between the amount realized and the holder's tax basis for the LLC Preferred Securities sold. Gain or loss on the sale or exchange of LLC Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss. The adjusted tax basis of the LLC Preferred Securities sold by a holder will equal the amount paid by such holder for the LLC Preferred Securities, plus the share of partnership income allocated to such holder and reduced by any cash or other property distributed to such holder by SCI Finance. A holder acquiring LLC Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such LLC Preferred Securities, and, upon sale or other disposition of some of the LLC Preferred Securities, allocate a pro rata portion of such aggregate tax basis to the LLC Preferred Securities sold (rather than maintaining a separate tax basis in each LLC Preferred Security for purposes of computing gain or loss on a sale of that LLC Preferred Security).

If a holder of LLC Preferred Securities is required to recognize an aggregate amount of income over the life of the LLC Preferred Securities that exceeds the aggregate cash distributions with respect thereto, such excess generally will result in a capital loss upon the retirement of the LLC Preferred Securities.

To the extent SCI Limited is required to pay a prepayment premium to SCI Finance in connection with a prepayment of the Loans, SCI Finance will pay a corresponding redemption premium to holders of LLC Preferred Securities whose LLC Preferred Securities are redeemed. SCI Finance will recognize capital gain on a prepayment of the Loans to the extent of the prepayment premium. SCI Finance's gain will be allocated to the holders whose LLC Preferred Securities are subsequently redeemed by SCI Finance, and the allocated gain should increase such holders' adjusted tax basis in these LLC Preferred Securities. A holder who has a basis increase due to such allocation will not have additional taxable gain attributable to the redemption premium upon SCI Finance's subsequent redemption of the holder's LLC Preferred Securities.

CONVERSION OF LLC PREFERRED SECURITIES

A holder who converts convertible LLC Preferred Securities into SCI Common Stock will recognize gain or loss in an amount equal to the difference between the tax basis of the LLC Preferred Securities and the fair market value of the SCI Common Stock received plus the amount of cash received in lieu of fractional shares. Such gain or loss will be long-term capital gain or loss if the LLC Preferred Securities have been held for more than one year. The holder's tax basis in the SCI Common Stock received in the conversion will equal its fair market value.

ADJUSTMENT OF CONVERSION PRICE

Treasury regulations under Section 305 of the Code would treat holders of LLC Preferred Securities as having received a constructive distribution from SCI in the event the conversion ratio of convertible LLC Preferred Securities were adjusted if (i) as a result, the proportionate interest of the holders of such LLC Preferred Securities in the assets or earnings and profits of SCI were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the stock into which such LLC Preferred Securities are convertible. Thus, under certain circumstances, a reduction in the conversion price for the LLC Preferred Securities is likely to be taxable to the holders thereof as dividend to the extent of the earnings and profits of SCI.

INFORMATION RETURNS AND AUDIT PROCEDURES

The Manager will furnish each holder with a Schedule K-1 each year setting forth such holder's allocable share of income for the prior calendar year. The Manager is required, under the LLC Regulations, to furnish such Schedule K-1 as soon as practicable following the end of the taxable year, but in any event prior to March 31st of each succeeding year (assuming, as anticipated, that SCI Finance's taxable year is a calendar year).

Any person who holds LLC Preferred Securities as nominee for another person is required to furnish to SCI Finance (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing or (iii) a tax-exempt entity; (c) the amount and description of LLC Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of such acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on LLC Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to SCI Finance. The nominee is required to supply the beneficial owners of the LLC Preferred Securities with the information furnished to SCI Finance.

SCI, as the tax matters partner, will be responsible for representing the holders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years from the later of the filing or the last date for filing of the partnership information return. Any adverse determination following an audit of the return of SCI Finance by the appropriate taxing authorities could result in an adjustment of the tax returns of the holders, and, under certain circumstances, a holder may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment could also result in an audit of a holder's tax return and adjustments of items not related to the income and losses of SCI Finance.

BACKUP WITHHOLDING AND INFORMATION REPORTING

In general, information reporting requirements will apply to payments to noncorporate U.S. holders from the sale of LLC Preferred Securities within the United States, and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

Payments of the proceeds from the sale by a United States Alien Holder (as defined below) of LLC Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments.

Payments of the proceeds from the sale of LLC Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption for information reporting and backup withholding.

UNITED STATES ALIEN HOLDERS

For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, foreign partnership, foreign estate or foreign trust, in any such case not subject to United States federal income tax on a net income basis in respect of an LLC Preferred Security.

Under present United States federal income tax law:

(i) payments with respect to interest from SCI Limited made to SCI Finance or any of its paying agents to any holder of an LLC Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that (a) the beneficial owner of the LLC Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of SCI Limited entitled to vote,
(b) the beneficial owner of the LLC Preferred Security is not a controlled foreign corporation that is related to SCI Limited through stock ownership, and
(c) either (A) the beneficial owner of the LLC Preferred Security certifies to SCI Finance or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the LLC Preferred Security certifies to SCI Finance or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; and

(ii) a United States Alien Holder of an LLC Preferred Security will not be subject to United States withholding tax on any gain realized on the sale or exchange of a LLC Preferred Security.

                              PLAN OF DISTRIBUTION

The Company and/or SCI Finance may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of Securities, underwriters may receive compensation from the Company and/or SCI Finance or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and/or SCI Finance and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company and/or SCI Finance will be described, in the Prospectus Supplement.

Under agreements which may be entered into by the Company and/or SCI Finance, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company and/or SCI Finance against certain liabilities, including liabilities under the Act.

If so indicated in the Prospectus Supplement, the Company and/or SCI Finance will authorize underwriters or other persons acting as the Company's and/or SCI Finance's agents to solicit offers by certain institutions to purchase Securities from the Company and/or SCI Finance pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company and/or SCI Finance. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

The validity of the Securities (other than the Common Stock, the Preferred Stock and the LLC Preferred Securities) offered hereby will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, special counsel for the Company. The validity of the Common Stock and the Preferred Stock and of the LLC Preferred Securities offered hereby will be passed upon for the Company and SCI Finance, respectively, by Fulbright & Jaworski L.L.P., Houston, Texas, special Texas counsel for the Company. Certain tax matters with respect to the LLC Preferred Securities will be passed upon for the Company and SCI Finance by Miller & Chevalier, Chartered, Washington, D.C., special tax counsel for the Company. Certain legal matters in connection with the Securities will be passed upon for any underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

The consolidated financial statements of Service Corporation International at December 31, 1993, and for the year then ended appearing in Service Corporation International's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Coopers & Lybrand L.L.P., independent auditors, and at December 31, 1992, and for each of the two years in the period ended December 31, 1992, by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate (except for the SEC registration fee) of the fees and expenses payable by the Company in connection with the distribution of the
Securities:

        SEC registration fee............................................    $344,828
        Printing costs..................................................     300,000
        Legal fees and expenses.........................................       *
        Accounting fees and expenses....................................      55,000
        Blue Sky fees and expenses......................................      20,000
        Trustee fees and expenses.......................................       8,600
        Paying and Conversion Agent fee.................................       9,000
        Rating agency fee...............................................     200,000
        Miscellaneous...................................................       *
                                                                            --------
                  Total.................................................    $  *
                                                                            ========

- ---------------

* To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company

The Company is a Texas corporation.

Article 2.02-1 of the Texas Business Corporation Act (the "Act") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as director or officer, such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Under the Company's Restated Articles of Incorporation, as amended (the "Articles"), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Company's directors will be limited to the fullest extent permitted by any such provision.

The Company's By-laws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the registrant or such other business organizations. The Company also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

SCI Finance

SCI Finance is a Texas limited liability company. The Texas Limited Liability Company Act provides that a Texas limited liability company shall have power to indemnify managers, officers, employees, agents and others to the same extent a corporation may indemnify directors, employees, agents and others under the Texas Business Corporation Act. See Item 15 above, "The Company". Regulation 25 of SCI Finance's Regulations authorizes SCI Finance to indemnify any officer, director, employee or other agent of the Manager, in such agent's capacity as such, to the fullest extent permitted by law; provided that no amendment to or repeal of the Regulations shall adversely affect any right existing at the time of the amendment of or repeal of the Regulations. Regulation 25 also permits SCI Finance to purchase and maintain insurance on behalf of the Manager and certain other person, whether or not it would have the power under Regulation 25 to indemnify such persons against the related expense, liability or loss.

Additionally, Article Nine of the LLC Articles eliminates, to the extent permitted by law, in certain circumstances the monetary liability of any officer, director, employee or other agent of any manager of SCI Finance (each, an "Agent") for an act or omission in such Agent's capacity as an Agent. This provision does not eliminate or limit the liability of any such Agent to the extent such Agent is found liable for (i) a breach of such Agent's duty of loyalty to SCI Finance or its members; (ii) an act or omission not in good faith that constitutes a breach of duty of such Agent to SCI Finance or an act or omission that involves intentional misconduct or a knowing violation of the law;
(iii) a transaction from which such Agent received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such Agent's office; or (iv) an act or omission for which the liability of any such Agent is expressly provided for by statute. Any repeal or amendment of Article Nine by the members of SCI Finance is prospective only and will not adversely affect any limitations on the liability of any Agent existing at the time of such repeal or amendment.

Reference is made to the Forms of Underwriting Agreements, filed as Exhibits 1.1, 1.2 and 1.3 hereto, which contain provisions for indemnification of each of the registrants, their directors, officers and any controlling persons, by the Underwriters against certain liabilities for information furnished by the Underwriters.

For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 17 below.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

       EXHIBIT
       NUMBER                                      DESCRIPTION
       -------                                     -----------
          *1.1       -- Form of Underwriting Agreement between SCI and the Underwriter(s)
                        with respect to Equity Securities.
          *1.2       -- Form of Underwriting Agreement between SCI and the Underwriter(s)
                        with respect to Debt Securities.
          *1.3       -- Form of Underwriting Agreement among SCI Finance, SCI and the
                        Underwriter(s) with respect to LLC Preferred Securities.
           3.1       -- Restated Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 2-50721 on
                        Form S-1).
           3.2       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit (4)(i)1 to Form 10-Q for the fiscal quarter ended July 31, 1982).
           3.3       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended July 31, 1983).
           3.4       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 4.7 to Registration Statement
                        No. 33-8727 on Form S-3).

       EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------  ------------------------------------------------------------------------
           3.5       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to
                        Registration Statement No. 33-16678 on Form S-4).
           3.6       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 3.8 to Registration Statement
                        No. 33-47097 on Form S-4).
           3.7       -- Bylaws, as amended. (Incorporated by reference to Exhibit 3.7 to Form
                        10-K for the fiscal year ended December 31, 1991).
          *3.8       -- SCI Finance Articles of Organization.
          *3.9       -- SCI Finance Regulations.
          *3.10      -- Form of Amendment to the Regulations of SCI Finance.
           4.1       -- Senior Indenture, dated as of February 1, 1993, between SCI and the
                        Bank of New York, as Trustee. (Incorporated by reference to Exhibit
                        4.1 to Form 8-K dated January 26, 1993).
          *4.2       -- Senior Subordinated Indenture, dated as of           , 1994, between
                        SCI and Texas Commerce Bank National Association, as Trustee.
           4.3       -- Subordinated Indenture, dated as of September 1, 1991, between SCI and Texas Commerce National Bank Association, as Trustee.
                        (Incorporated by reference to Exhibit 4.1 to Form 8-K dated October
                        23, 1991).
          *4.4       -- Form of Common Stock Warrant Agreement (including Form of Warrant).
          *4.5       -- Forms of Additional Documents establishing the LLC Preferred
                        Securities.
                     *(a) -- Form of SCI Payment, Guarantee and Conversion Agreement.
                     *(b) -- Form of Loan Agreement.
                     *(c) -- Form of Liability Assumption Agreement.
           4.6       -- Rights Agreement dated as of July 18, 1988 between the Company and
                        Texas Commerce Bank National Association. (Incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).
           4.7       -- Amendment, dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the Company and Texas Commerce Bank
                        National Association. (Incorporated by reference to Exhibit 1 to Form
                        8-K dated May 10, 1990).
           4.8       -- Agreement Appointing a Successor Rights Agent under Rights Agreement, dated as of June 1, 1990, by the Company and Ameritrust Company
                        National Association. (Incorporated by reference to Exhibit 4.1 to
                        Form 10-Q for the fiscal quarter ended June 30, 1990).
          *4.9       -- Undertaking to furnish instruments relating to long-term debt.
         **5.1       -- Opinion of Wachtell, Lipton, Rosen & Katz regarding the Securities
                        (other than the Common Stock, the Preferred Stock and LLC Preferred
                        Securities).
         **5.2       -- Opinion of Fulbright & Jaworski L.L.P. regarding the Common Stock, the Preferred Stock and LLC Preferred Securities.
         **8         -- Opinion of special tax counsel regarding certain tax matters.

       EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------  ------------------------------------------------------------------------
         12.1        -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
                        Exhibit 12.1 to Form 10-K for the fiscal year ended December 31,
                        1993, as amended, and Exhibit 12.1 to Form 10-Q for the fiscal quarter ended June 30, 1994, as amended).
        *12.2        -- Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                        Dividend Requirements.
       **23.1        -- Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as Exhibit 5.1).
       **23.2        -- Consent of Fulbright & Jaworski L.L.P. (included in their opinion filed as Exhibit 5.2).
       **23.3        -- Consent of special tax counsel (included in their opinion filed as
                        Exhibit 8).
        *23.4        -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).
        *23.5        -- Consent of Independent Accountants (Ernst & Young LLP).
        *24          -- Powers of Attorney.
        *25.1        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Senior Debt Securities to be issued pursuant to the Senior Debt Indenture, dated as of February 1, 1993, between SCI and The Bank of New York, as Trustee.
        *25.2        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Debt Securities to be issued pursuant to the
                        Senior Subordinated Debt Indenture, dated as of                  ,
                        1994, between SCI and Texas Commerce Bank National Association, as
                        Trustee.
        *25.3        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture, dated as of September
                        1991, between SCI and Texas Commerce Bank National Association, as
                        Trustee.

- ---------------
 * Included herewith.
** To be filed by amendment.

(b) FINANCIAL STATEMENT SCHEDULES.

Financial statement schedules for the three years ended December 31, 1993.

SCHEDULE
- --------
    II     Amounts Receivable From Related Parties and Underwriters, Promoters, and
           Employees Other than Related Parties
     V     Property and Equipment
    VI     Accumulated Depreciation and Amortization of Property and Equipment
  VIII     Valuation and Qualifying Accounts
    IX     Short-Term Borrowings

The Information required by Schedules II, V, VI, VIII and IX for the three years ended December 31, 1993 is incorporated herein by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993, as amended.

ITEM 17.  UNDERTAKINGS.

(a) The Undersigned hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of SCI's annual report pursuant to Section 13(a) or 15(d) or the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SERVICE CORPORATION INTERNATIONAL CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 18TH DAY OF OCTOBER, 1994.

                                          SERVICE CORPORATION INTERNATIONAL

                                          By:   /s/  JAMES M. SHELGER
                                                     James M. Shelger
                                              Senior Vice President, General
                                                  Counsel and Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                               TITLE                     DATE
- ---------------------------------------------  ----------------------------  ------------------
                      *                        Chairman of the Board and       October 18, 1994
                R. L. Waltrip                    Chief Executive Officer
                      *                        Executive Vice President        October 18, 1994
               Samuel W. Rizzo                   and Chief Financial
                                                 Officer/Treasurer
                                                 (Principal Financial
                                                 Officer) and Director
                      *                        Managing Director -- Financial  October 18, 1994
               Wesley T. McRae                   Reporting (Principal
                                                 Accounting Officer)
                      *                        Director                        October 18, 1994
              Anthony L. Coelho
                      *                        Director                        October 18, 1994
              Douglas M. Conway
                      *                        Director                        October 18, 1994
              Jack Finkelstein
                      *                        Director                        October 18, 1994
               A. J. Foyt, Jr.
                      *                        Director                        October 18, 1994
             James J. Gavin, Jr.
                      *                        Director                        October 18, 1994
               James H. Greer
                      *                        Director                        October 18, 1994
           L. William Heiligbrodt

                  SIGNATURE                               TITLE                     DATE
                  ---------                               -----                     ----
                      *                        Director                        October 18, 1994
                B. D. Hunter

                      *                        Director                        October 18, 1994
             John W. Mecom, Jr.

                      *                        Director                        October 18, 1994
           Clifton H. Morris, Jr.

                      *                        Director                        October 18, 1994
             E. H. Thornton, Jr.

                      *                        Director                        October 18, 1994
              W. Blair Waltrip

                      *                        Director                        October 18, 1994
             Edward E. Williams

    *By:  /s/  JAMES M. SHELGER
               James M. Shelger
               Attorney-in-Fact

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SCI FINANCE LLC CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 18TH DAY OF OCTOBER, 1994.

                                   SCI FINANCE LLC

                                   By: Service Corporation International, as
                                       Manager

                                   By: /s/  JAMES M. SHELGER
                                   Name: James M. Shelger
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH THE MANAGER INDICATED AND ON THE DATES INDICATED.

                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   ------------------------------  -----------------
                      *                         Chairman of the Board and       October 18, 1994
                R. L. Waltrip                     Chief Executive Officer
                      *                         Executive Vice President        October 18, 1994
               Samuel W. Rizzo                    and Chief Financial
                                                  Officer/Treasurer (Principal
                                                  Financial Officer) and
                                                  Director
                      *                         Managing Director -- Financial  October 18, 1994
               Wesley T. McRae                    Reporting (Principal
                                                  Accounting Officer)
                      *                         Director                        October 18, 1994
              Anthony L. Coelho
                      *                         Director                        October 18, 1994
              Douglas M. Conway
                      *                         Director                        October 18, 1994
              Jack Finkelstein
                      *                         Director                        October 18, 1994
               A. J. Foyt, Jr.
                      *                         Director                        October 18, 1994
             James J. Gavin, Jr.
                      *                         Director                        October 18, 1994
               James H. Greer
                      *                         Director                        October 18, 1994
           L. William Heiligbrodt
                      *                         Director                        October 18, 1994
                B. D. Hunter

                  SIGNATURE                                 TITLE                     DATE
                  ---------                                 -----                     ----
                      *                         Director                        October 18, 1994
             John W. Mecom, Jr.

                      *                         Director                        October 18, 1994
           Clifton H. Morris, Jr.

                      *                         Director                        October 18, 1994
             E. H. Thornton, Jr.

                      *                         Director                        October 18, 1994
              W. Blair Waltrip

                      *                         Director                        October 18, 1994
             Edward E. Williams

   *By:  /s/  JAMES M. SHELGER
              James M. Shelger
              Attorney-in-Fact

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       SERVICE CORPORATION INTERNATIONAL
                                      AND
                                SCI FINANCE LLC
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    EXHIBITS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

                                                                                    PAGINATION BY
                                                                                     SEQUENTIAL
 EXHIBIT                                                                              NUMBERING
  NUMBER                                  DESCRIPTION                                  SYSTEM
- ---------- ------------------------------------------------------------------------ -------------
     *1.1  -- Form of Underwriting Agreement between SCI and the Underwriter(s) with respect to Equity Securities.
     *1.2  -- Form of Underwriting Agreement between SCI and the Underwriter(s) with respect to Debt Securities.
     *1.3  -- Form of Underwriting Agreement among SCI Finance, SCI and the
              Underwriter(s) with respect to LLC Preferred Securities.
      3.1  -- Restated Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 2-50721 on Form
              S-1).
      3.2  -- Articles of Amendment to Restated Articles of Incorporation.
              (Incorporated by reference to Exhibit (4)(i)1 to Form 10-Q for the fiscal quarter ended July 31, 1982).
      3.3  -- Articles of Amendment to Restated Articles of Incorporation.
              (Incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended July 31, 1983).
      3.4  -- Articles of Amendment to Restated Articles of Incorporation.
              (Incorporated by reference to Exhibit 4.7 to Registration Statement
              No. 33-8727 on Form S-3).
      3.5  -- Articles of Amendment to Restated Articles of Incorporation.
              (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to
              Registration Statement No. 33-16678 on Form S-4).
      3.6  -- Articles of Amendment to Restated Articles of Incorporation.
              (Incorporated by reference to Exhibit 3.8 to Registration Statement
              No. 33-47097 on Form S-4).
      3.7  -- Bylaws, as amended. (Incorporated by reference to Exhibit 3.7 to Form
              10-K for the fiscal year ended December 31, 1991).
     *3.8  -- SCI Finance Articles of Organization.
     *3.9  -- SCI Finance Regulations.
     *3.10 -- Form of Amendment to the Regulations of SCI Finance.
      4.1  -- Senior Indenture, dated as of February 1, 1993, between SCI and the
              Bank of New York, as Trustee. (Incorporated by reference to Exhibit
              4.1 to Form 8-K dated January 26, 1993).
     *4.2  -- Senior Subordinated Indenture, dated as of           , 1994, between
              SCI and Texas Commerce Bank National Association, as Trustee.
      4.3  -- Subordinated Indenture, dated as of September 1, 1991, between SCI and
              Texas Commerce National Bank Association, as Trustee. (Incorporated by
              reference to Exhibit 4.1 to Form 8-K dated October 23, 1991).
     *4.4  -- Form of Common Stock Warrant Agreement (including Form of Warrant).

                                                                                    PAGINATION BY
                                                                                     SEQUENTIAL
 EXHIBIT                                                                              NUMBERING
  NUMBER                                  DESCRIPTION                                  SYSTEM
- ---------- ------------------------------------------------------------------------ -------------
     *4.5  -- Forms of Additional Documents establishing the LLC Preferred
              Securities.
           *(a) -- Form of SCI Payment, Guarantee and Conversion Agreement.
           *(b) -- Form of Loan Agreement.
           *(c) -- Form of Liability Assumption Agreement.
      4.6  -- Rights Agreement dated as of July 18, 1988 between the Company and
              Texas Commerce Bank National Association. (Incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).
      4.7  -- Amendment, dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the Company and Texas Commerce Bank National
              Association. (Incorporated by reference to Exhibit 1 to Form 8-K dated
              May 10, 1990).
      4.8  -- Agreement Appointing a Successor Rights Agent under Rights Agreement, dated as of June 1, 1990, by the Company and Ameritrust Company
              National Association. (Incorporated by reference to Exhibit 4.1 to
              Form 10-Q for the fiscal quarter ended June 30, 1990).
     *4.9  -- Undertaking to furnish instruments relating to long-term debt.
    **5.1  -- Opinion of Wachtell, Lipton, Rosen & Katz regarding the Securities
              (other than the Common Stock, the Preferred Stock and LLC Preferred
              Securities).
    **5.2  -- Opinion of Fulbright & Jaworski L.L.P. regarding the Common Stock, the
              Preferred Stock and LLC Preferred Securities.
    **8    -- Opinion of special tax counsel regarding certain tax matters.
     12.1  -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
              Exhibit 12.1 to Form 10-K for the fiscal year ended December 31, 1993, as amended, and Exhibit 12.1 to Form 10-Q for the fiscal quarter ended
              June 30, 1994, as amended).
    *12.2  -- Ratio of Earnings to Combined Fixed Charges and Preferred Stock
              Dividend Requirements.
   **23.1  -- Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as Exhibit 5.1).
   **23.2  -- Consent of Fulbright & Jaworski L.L.P. (included in their opinion filed as Exhibit 5.2).
   **23.3  -- Consent of special tax counsel (included in their opinion filed as
              Exhibit 8).
    *23.4  -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).
    *23.5  -- Consent of Independent Accountants (Ernst & Young LLP).
    *24    -- Powers of Attorney.
    *25.1  -- Statement of Eligibility and Qualification Under the Trust Indenture
              Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
              with respect to the Senior Debt Securities to be issued pursuant to the Senior Debt Indenture, dated as of February 1, 1993, between SCI and The Bank of New York, as Trustee.

                                                                                    PAGINATION BY
                                                                                     SEQUENTIAL
 EXHIBIT                                                                              NUMBERING
  NUMBER                                  DESCRIPTION                                  SYSTEM
- ---------- ------------------------------------------------------------------------ -------------
    *25.2  -- Statement of Eligibility and Qualification Under the Trust Indenture
              Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
              with respect to the Debt Securities to be issued pursuant to the
              Senior Subordinated Debt Indenture, dated as of                  ,
              1994, between SCI and Texas Commerce Bank National Association, as
              Trustee.
    *25.3  -- Statement of Eligibility and Qualification Under the Trust Indenture
              Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
              with respect to the Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture, dated as of September 1991, between SCI and Texas Commerce Bank National Association, as Trustee.

- ---------------
 * Included herewith.
** To be filed by amendment.